                                                                  Exhibit 3
                                                                  Execution Copy
                              AMENDED AND RESTATED

                           PURCHASE AND SALE AGREEMENT

                                  by and among

                            BCI TELECOM HOLDING INC.,

                            BTH (U.S. CABLE) LIMITED,

                            BTH (INTERCABLE) LIMITED

                                       and

                               COMCAST CORPORATION

                              AMENDED AND RESTATED
                           PURCHASE AND SALE AGREEMENT

                                      INDEX

                                                                                                               Page
                                                                                                               ----
ARTICLE I SALE AND PURCHASE.......................................................................................2

         Section 1.1. Purchase and Sale...........................................................................2
         Section 1.2. Purchase Price..............................................................................3

ARTICLE II EFFECTIVE TIME.........................................................................................4

         Section 2.1. Effective Time..............................................................................4

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BTH.................................................................4

         Section 3.1. Organization and Standing...................................................................4
         Section 3.2. Ownership of the Class A Shares.............................................................5
         Section 3.3. Capitalization..............................................................................5
         Section 3.4. No Other Investments; No Liabilities........................................................6
         Section 3.5. Corporate Power and Authority...............................................................7
         Section 3.6. Conflicts; Consents and Approvals...........................................................7
         Section 3.7. Brokerage and Finder's Fees; Expenses.......................................................8
         Section 3.8. Shareholders Agreement and Option Agreements................................................8
         Section 3.9. Transactions with Affiliates and Jones......................................................9
         Section 3.10. Status of the Company......................................................................9

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF COMCAST..............................................................9

         Section 4.1. Organization and Standing...................................................................9
         Section 4.2. Corporate Power and Authority..............................................................10
         Section 4.3. Conflicts; Consents and Approvals..........................................................10
         Section 4.4. Brokerage and Finder's Fees; Expenses......................................................11
         Section 4.5.  Investment Purpose........................................................................11
         Section 4.6.  Transactions with Jones...................................................................11

ARTICLE V CONDITIONS TO THE OBLIGATIONS OF COMCAST  AT THE INITIAL CLOSING AND THE FINAL CLOSING.................11

         Section 5.1. Litigation: No Opposition..................................................................11
         Section 5.2. Representations, Warranties and Covenants..................................................11
         Section 5.3. Approvals..................................................................................12
         Section 5.4. Other Deliveries...........................................................................12
         Section 5.5. HSR Act....................................................................................13
         Section 5.6. Material Adverse Change....................................................................13
         Section 5.7. Litigation.................................................................................13
         Section 5.8. Status of the Company......................................................................13

ARTICLE VI CONDITIONS TO THE OBLIGATIONS OF BTH AND THE BTH SUBSIDIARIES AT THE INITIAL CLOSING AND THE FINAL
CLOSING..........................................................................................................14

         Section 6.1. Litigation: No Opposition..................................................................14
         Section 6.2. Representations, Warranties and Covenants..................................................14
         Section 6.3.  Approvals.................................................................................14
         Section 6.4. Other Deliveries...........................................................................15
         Section 6.5.  HSR Act...................................................................................15

ARTICLE VII COVENANTS............................................................................................15

         Section 7.1.  [Intentionally left blank]................................................................15
         Section 7.1.  [Intentionally left blank]................................................................15
         Section 7.3. Consultation with Comcast..................................................................16
         Section 7.4. Prohibited Transaction.....................................................................18
         Section 7.5. Exercise of the Control Option.............................................................18
         Section 7.6. Litigation.................................................................................19
         Section 7.7. Covenant Not to Take Certain Actions.......................................................20
         Section 7.8 Resignation of Directors....................................................................21
         Section 7.9. Covenant to Act in Good Faith..............................................................21
         Section 7.10. Tax Matters...............................................................................22
         Section 7.11. Other Agreements..........................................................................22
         Section 7.12. Updates...................................................................................23
         Section 7.13 Programming Rights.........................................................................23

ARTICLE VIII CLOSINGS............................................................................................23

         Section 8.1. Initial Closing............................................................................23
         Section 8.2. Deliveries at the Initial Closing..........................................................23
         Section 8.3. Final Closing..............................................................................24
         Section 8.4. Deliveries at the Final Closing............................................................24
         Section 8.5. Conditions to Final Closing of Comcast.....................................................25
         Section 8.6. Conditions of BCE and BTH to the Final Closing.............................................28
         Section 8.7. Simultaneous Closing.......................................................................29
         Section 8.8. Alternative Final Closing Procedures.......................................................30

ARTICLE IX TERMINATION...........................................................................................32

         Section 9.1. Termination................................................................................32
         Section 9.2. Effect Of Termination......................................................................32
         Section 9.3. Right to Proceed...........................................................................32

ARTICLE X RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING...........................................................33

         Section 10.1. Survival of Representations, Warranties and Covenants.....................................33
         Section 10.2. Regulatory Filings........................................................................33

ARTICLE XI INDEMNIFICATION.......................................................................................33

         Section 11.1. Indemnification by BCE....................................................................33
         Section 11.2. Limitations on Indemnification by BCE.....................................................34
         Section 11.3. Indemnification by Comcast................................................................35
         Section 11.4. Limitation on Indemnification by Comcast..................................................35
         Section 11.5. Notice: Defense of Claims.................................................................36
         Section 11.6. No Right of Contribution..................................................................37

ARTICLE XII DEFINITIONS..........................................................................................37


ARTICLE XIII MISCELLANEOUS.......................................................................................39

         Section 13.1. Further Assurances........................................................................39
         Section 13.2. Counting of Days..........................................................................39
         Section 13.3. Fees and Expenses.........................................................................39
         Section 13.4. Dispute Resolution........................................................................39
         Section 13.5. Waivers...................................................................................40
         Section 13.6. Governing Law and Consent to Jurisdiction.................................................40
         Section 13.7. Notices...................................................................................40
         Section 13.8. Entire Agreement..........................................................................41
         Section 13.9. Assignability; Binding Effect.............................................................42
         Section 13.10. Captions and Gender......................................................................42
         Section 13.11. Execution in Counterparts................................................................42
         Section 13.12. Amendments...............................................................................42
         Section 13.13. Publicity and Disclosures................................................................42
         Section 13.14. Equitable Relief.........................................................................42
         Section 13.15. Severability.............................................................................43
         Section 13.16. Surety of Payment........................................................................43
         Section 13.17. Miscellaneous............................................................................43

49% Subsidiary Stock................................2
Affiliate..........................................38
Affiliate Stock.....................................3
Associate..........................................38
BCE................................................19
BCE Indemnification Cut-Off Date...................36
BCE Indemnified Parties............................36
BTH.................................................2
BTH Indemnified Party..............................36
BTH Subsidiaries....................................2
Claim..............................................38
Class A Shares......................................2
Class A Stock.......................................2
Comcast Indemnification Cut-Off Date...............35
Comcast Indemnified Parties........................34
Comcast Indemnified Party..........................34
Common Stock........................................2
Company.............................................2
Control Option......................................2
Control Option Agreements...........................2
Control Shares......................................2
Fee Letter..........................................3
Final Closing......................................25
Final Closing Date..................................4
Final Closing Payment...............................4
Final Purchase......................................4
Franchise..........................................39
Franchising Authority..............................39
Governmental Authority..............................9
HSR Act.............................................9
Initial Closing....................................24
Initial Closing Date................................4
Initial Closing Payment.............................4
Initial Purchase....................................3
Initial Shares......................................2
Intercable..........................................2
International.......................................2
JEC.................................................2
Jones...............................................2
Jones Companies.....................................2
Jones Companies Shareholders Agreements............39
Jones Sellers.......................................2
Jones/BTH Agreements...............................39
Jones/Comcast Agreement.............................3
Jones/Comcast Closing...............................4
Knowledge..........................................39
Litigation.........................................14
Losses.............................................34
Material Adverse Effect............................39
Notice of Preference...............................17
Payments...........................................39
Person.............................................39
Purchase Price......................................4
Purchased Assets....................................3
Remaining Subsidiary Stock..........................3
SEC.................................................9
Section 3.1(a)(vi) Exercise........................20
Shareholders Agreement..............................2
Simultaneous Closing................................4
Simultaneous Closing Date...........................4
Subsidiary Stock...................................40
Supply Services Agreement...........................3
Transfer...........................................40
US Cable............................................2

                AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT

         This AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT by and among BCI Telecom Holding Inc., a Canadian corporation f/k/a Bell Canada International Inc. (together with any successor thereto permitted pursuant to the last sentence of Section 7.4, "BTH"), BTH (U.S. Cable) Limited, a British Virgin Islands corporation f/k/a Bell Canada International BVI III Limited ("US Cable"), BTH (Intercable) Limited, a British Virgin Islands corporation f/k/a Bell Canada International BVI VI Limited ("Intercable", and together with US Cable, the "BTH Subsidiaries") and Comcast Corporation, a Pennsylvania corporation ("Comcast"), dated as of May 22, 1998, is amended and restated as of this 12 day of August, 1998.

         WHEREAS, the parties entered into a Purchase and Sale Agreement dated as of May 22, 1998 and desire to amend and restate such Purchase and Sale Agreement as set forth herein;

         WHEREAS, US Cable is the record and beneficial owner of 12,782,500 shares (the "Class A Shares") of Class A Common Stock, par value $.01 per share (the "Class A Stock") of Jones Intercable, Inc., a Colorado corporation (the "Company"), and 2,410 shares of Class A Common Stock of Jones Education Company, a Colorado corporation ("JEC") and 747,500 shares of Class A Common Stock of Jones Entertainment Group Ltd., a Colorado corporation ("JEG" and, together with JEC, the "Jones Companies");

         WHEREAS, Intercable, as assignee of BTH pursuant to that certain assignment between Intercable and BTH, is party, through Bank of New York as its agent, to certain Option Agreements with Jones International, Ltd. ("International"), Glenn Jones Grantor Business Trust, Jones International Grantor Business Trust, Jones Space Segment, Inc., Jones Global Group, Inc., Jones Interdigital, Inc. and Jones Entertainment Group, Ltd. (collectively, the "Jones Sellers"), all dated as of December 20, 1994 and amended as of August 12, 1998 (the "Control Option Agreements"), pursuant to which Intercable, as assignee of BTH and through its agent, has the option (the "Control Option"), under certain circumstances and subject to certain conditions, to purchase 2,878,151 shares (as such number may be adjusted pursuant to the Control Option Agreements) (the "Control Shares") of Common Stock, par value $.01 per share, of the Company (the "Common Stock") from the Jones Sellers;

         WHEREAS, US Cable, as assignee of BTH pursuant to that certain Assignment Agreement, dated December 20, 1994 (the "Shareholders Agreement Assignment"), between US Cable and BTH, is party to that certain Shareholders Agreement, dated as of December 20, 1994 and amended as of August 12, 1998, among Glenn R. Jones ("Jones"), International, BTH and the Company (the "Shareholders Agreement"), whereby, among other things, US Cable has been granted certain contractual rights relating to its investment in the Company;

         WHEREAS, subject to the terms and conditions of this Agreement, BTH desires to sell, and Comcast desires to purchase (a) at the Initial Closing (i) from BTH, 49% of the Subsidiary Stock issued and outstanding as of the date of the Initial Closing (the "49% Subsidiary Stock") and (ii) from US Cable, (x) 6,400,000 of the Class A Shares (the "Initial Shares") and (y) subject to the right of first refusal contained in Section 4.5 of the Jones Companies Shareholders Agreements, all of the capital stock of the Jones Companies owned beneficially or of record by US Cable or its Affiliates (the "Affiliate Stock") and (b) at the Final Closing from BTH, at Comcast's option, all of the shares of Subsidiary Stock issued and outstanding as of the Final Closing Date other than those shares of Subsidiary Stock owned beneficially or of record by Comcast or its Affiliates as of the Final Closing Date or such other transaction as may be contemplated by Section 8.4(c) hereof (the "Remaining Subsidiary Stock" and collectively with the 49% Subsidiary Stock, the Affiliate Stock and the Initial Shares the "Purchased Assets") each on the terms and conditions set forth herein;

         WHEREAS, Comcast and the Jones Sellers have entered into the Agreement dated August 12, 1998 (the "Jones/Comcast Agreement") relating to the investment by the Jones Sellers in the Company and certain agreements between Comcast and the Jones Sellers relating to the exercise of the Control Option.

         WHEREAS, the parties hereto desire to enter into this Amended and Restated Purchase and Sale Agreement in connection with the transactions contemplated by the Jones/Comcast Agreement, including the exercise of the Control Option pursuant to the Control Option Agreements; and

         WHEREAS, BTH also desires to agree to pay over to Comcast certain fees and other amounts to be received by BTH or its Affiliates pursuant to that certain Financial Services Agreement dated December 20, 1994, by and between BTH and Jones Financial Group, Inc. (the "Fee Letter") and that certain Supply Services Agreement, dated December 20, 1994, by and between BTH and the Company (the "Supply Services Agreement"), on the terms and conditions set forth herein.

         THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows.


                                    ARTICLE I
                                SALE AND PURCHASE

Section 1.1. Purchase and Sale. (a) On the terms and subject to the conditions of this Agreement, BTH agrees to sell, and Comcast agrees to purchase, for the Purchase Price (i) the 49% Subsidiary Stock, the Initial Shares and, subject to any rights pursuant to Section 4.5 of the Jones Companies Shareholders Agreements, the Affiliate Stock all free and clear of any Claims, together with all Payments received since the Initial Closing Date by BTH pursuant to the Fee Letter and the Supply Services Agreement (the "Initial Purchase"), such sale and purchase to be consummated as soon as reasonably practicable following the later to occur of (x) the earlier of five Business Days following the expiration or termination of the Jones/Comcast Agreement, and July 10, 1999 (or such later date as the parties shall mutually agree to in writing) and (y) the expiration of the 90-day period (or, at Comcast's option, such earlier time as it may determine in its sole discretion) commencing on the date of this Agreement, and in each case, assuming the satisfaction or waiver of the conditions precedent set forth in Sections 5.1, 5.3, 5.4, 5.5, 6.1, 6.3, 6.4 and 6.5, or such later date as the parties may agree (the first such day being the "Initial Closing Date") and (ii) on the first date following the day on which all of the conditions precedent contained in Sections 8.5 and 8.6 are satisfied or waived (the "Final Closing Date"), the Remaining Subsidiary Stock (or such alternative shares as contemplated by Section 8.4(c)) (the "Final Purchase"). Comcast currently intends to explore the possibility of a consensual transaction with Jones and/or the Company and BTH during the aforementioned 90-day period pursuant to which BTH would receive $500,000,000 in exchange for its interests in the Company and the Affiliate Stock and Comcast has entered into the Jones/Comcast Agreement to effect such a consensual transaction with Jones.

         (b) Notwithstanding the foregoing, on the terms and subject to the satisfaction or waiver of the conditions precedent set forth in this Agreement, the Initial Closing and the Final Closing shall occur simultaneously (the "Simultaneous Closing") and on the same date as the closing (the "Jones/Comcast Closing") of the transactions contemplated by the Jones/Comcast Agreement, or at such later date as the parties may agree (the date the Simultaneous Closing occurs being the "Simultaneous Closing Date"). If the Simultaneous Closing shall not have occurred prior to the earlier of five business days following the termination or expiration of the Jones/Comcast Agreement, and July 10, 1999, then, assuming the conditions precedent set forth in Sections 5.1, 5.3, 5.4, 5.5, 6.1, 6.3, 6.4 and 6.5 shall have been satisfied or waived, the Initial Closing shall take place as soon as reasonably practicable and in any event within 5 Business Days of the earlier of such occurrence. If the Jones/Comcast Closing shall not have occurred on the date the Simultaneous Closing occurs, then the transactions to be effected at the Simultaneous Closing and the Jones/Comcast Closing shall be rescinded and deemed not to have occurred. In connection with the Simultaneous Closing, unless Comcast shall have notified BTH in writing to the contrary at least two days prior to the Simultaneous Closing Date, Comcast shall be deemed to have made the election described in Section 8.4(c) not to receive the 49% Subsidiary Stock or the Remaining Subsidiary Stock but to receive instead all of the shares of capital stock of the Company (including the Control Shares) owned beneficially or of record by US Cable, Intercable or any of their Affiliates as of the Simultaneous Closing Date. The Simultaneous Closing Date shall be deemed to be the Initial Closing Date and the Final Closing Date for purposes of Articles III through XII hereof and the Simultaneous Closing shall be deemed to be the Initial Closing and the Final Closing for purposes of Articles III through XII hereof.

Section 1.2. Purchase Price. (a) Comcast agrees to pay BTH an amount equal to $500,000,000 (the "Purchase Price"), 80% of which shall be payable on the Initial Closing Date (the "Initial Closing Payment") and 20% of which shall be payable on the Final Closing Date (the "Final Closing Payment"). In connection with a Simultaneous Closing, 100% of the Purchase Price, constituting both the Initial Closing Payment and the Final Closing Payment, shall be payable on the Simultaneous Closing Date. If a Simultaneous Closing occurs after December 31, 1998, Comcast agrees to also pay BTH interest on the Purchase Price at the Applicable Rate from December 31, 1998 to the Simultaneous Closing Date.

         (b) Amounts payable pursuant to this Section 1.2 and Sections 7.3(e), 8.2(b) and 8.8 shall be made by Comcast in immediately available funds to one or more accounts designated by BTH at least two days prior to the date any such payment is due.

         (c) The foregoing purchase and sale and the Purchase Price payable with respect thereto, shall be subject to adjustment as provided in Sections 7.3(e), 8.2(b) and 8.8 of this Agreement.

                                   ARTICLE II
                                 EFFECTIVE TIME

Effective Time.   This Agreement will become effective immediately.

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF BTH

                  BTH hereby represents and warrants to Comcast that:

Section 3.1. Organization and Standing.

         (a) BTH is a corporation duly organized, validly existing and in good standing under the laws of Canada with full corporate power and authority to own, lease, use and operate its properties (including, without limitation, the shares of capital stock of its subsidiaries) and to conduct its business as and where now owned, leased, used, operated and conducted. BTH is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction individually or in the aggregate could not reasonably be expected to prevent, materially interfere with or materially delay the consummation of the transactions contemplated hereby. BTH is not in default in the performance, observance or fulfillment of any provision of its articles of incorporation or bylaws (or similar organizational documents) which could reasonably be expected to prevent, materially interfere with or materially delay the consummation of the transactions contemplated hereby.

         (b) Each of the BTH Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands with full corporate power and authority to own, lease, use and operate its properties (including, without limitation, in the case of US Cable, to own the Class A Shares and the Affiliate Stock and, in the case of Intercable, to exercise the Control Option and to purchase and hold the Control Shares) and to conduct its business as and where now owned, leased, used, operated and conducted. Each of the BTH Subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on either of the BTH Subsidiaries or prevent, materially interfere with or materially delay the consummation of the transactions contemplated hereby. The BTH Subsidiaries are not in default in the performance, observance or fulfillment of any provision of their memorandum of association and articles of association which could reasonably be expected to have a Material Adverse Effect on the BTH Subsidiaries or prevent, materially interfere with or materially delay the consummation of the transactions contemplated hereby.

         (c) True, complete and correct copies of the memorandum of association and articles of association for each of the BTH Subsidiaries have been delivered to Comcast and such memorandum of association and articles of association have not been amended, modified or rescinded since the date of such delivery to Comcast and are in full force and effect.

Section 3.2. Ownership of the Class A Shares. US Cable owns beneficially and of record the Class A Shares, free and clear of any Claims.

Section 3.3. Capitalization.

         (a) US Cable has authorized share capital of $500,000,000 which is divided into 500,000,000 shares each having a par value of US $1.00 of which 316,424,250 are issued and outstanding and no shares are issued and held in treasury.

         (b) Intercable has authorized share capital of $50,000 which is divided into 50,000 shares each having a par value of US $1.00 of which 110 are issued and outstanding and no shares are issued and held in treasury.

         (c) BTH owns beneficially and of record 316,424,250 shares of the capital stock of US Cable and 110 shares of the capital stock of Intercable, in each case free of any Claims. Such capital stock represents all of the issued and outstanding capital stock of US Cable and Intercable, respectively.

         (d) Each of the (i) issued and outstanding shares of Subsidiary Stock and (ii) to the Knowledge of BTH, shares of the Affiliate Stock has been duly authorized, validly issued, fully paid and is nonassessable and, in the case of
(i) has not been and in the case of (ii) to the Knowledge of BTH has not been issued in violation of any preemptive or similar rights. There are (i) no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer of any capital stock or other securities of the BTH Subsidiaries or, to the Knowledge of BTH and except as set forth in the Jones Companies Shareholders Agreements, the Jones Companies, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock or other securities of the BTH Subsidiaries or, to the Knowledge of BTH, the Jones Companies, and (ii) the BTH Subsidiaries and, to the Knowledge of BTH, the Jones Companies, do not have any obligation of any kind to issue any additional shares of capital stock or other securities or to pay for or repurchase any shares of capital stock or other securities. Except as set forth in the Jones Companies Shareholders Agreements, there are no preemptive or similar rights available to (i) the existing holders of the capital stock of the BTH Subsidiaries, (ii) to the Knowledge of BTH, the existing holders of the capital stock of the Jones Companies, or (iii) to any other Person in respect of the capital stock or other securities of the BTH Subsidiaries or, to the Knowledge of BTH, the Jones Companies.

Section 3.4. No Other Investments; No Liabilities.

         (a) Other than the Class A Shares (together with any distributions or dividends received on such shares and any rights to receive declared but unpaid distributions or dividends on such shares), and any capital stock of the Jones Companies (together with any distributions or dividends received on such shares and any rights to receive declared but unpaid distributions or dividends on such shares), US Cable does not own, beneficially or of record, any capital stock of or other equity interest in any corporation or other business entity nor does US Cable own, beneficially or of record, any partnership interests in any general, limited or limited liability partnership. Except for (i) the Class A Shares (together with any distributions or dividends received on such shares and any rights to receive declared but unpaid distributions or dividends on such shares) and any capital stock of the Jones Companies (together with any distributions or dividends received on such shares and any rights to receive declared but unpaid distributions or dividends on such shares) and (ii) the Shareholders Agreement, the Jones Companies Shareholders Agreements and the Shareholders Agreement Assignment, US Cable does not own any assets and US Cable does not have any liabilities or obligations of any nature whatsoever (other than franchise taxes and customary directors fees which are not material in amount), whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

         (b) Intercable does not own, beneficially or of record, any capital stock of any corporation or other business entity nor does Intercable own, beneficially or of record, any partnership interests in any general, limited or limited liability partnerships. Except for its interests in the Control Option Agreements and the Option Agreement Assignment, Intercable does not own any assets and, except as set forth on Schedule 3.4, Intercable does not have any liabilities or obligations of any nature whatsoever (other than franchise taxes), whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

         (c) US Cable owns beneficially and of record 2,410 shares of the Class A Common Stock of JEC free and clear of any Claims other than pursuant to
Section 4.5 of the applicable Jones Company Shareholder Agreement, which as of the date of this Agreement constitutes 11.9% of the issued and outstanding capital stock of JEC.

         (d) US Cable owns beneficially and of record 747,500 shares of the Class A Common Stock of JEG free and clear of any Claims other than pursuant to
Section 4.5 of the applicable Jones Company Shareholder Agreement, which as of the date of this Agreement constitutes 20% of the issued and outstanding capital stock of JEG.

Section 3.5. Corporate Power and Authority. BTH and each of the BTH Subsidiaries each have all requisite corporate power and authority to enter into and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by BTH and each of the BTH Subsidiaries have been duly authorized by all necessary corporate action required to have been taken by or on behalf of BTH and each of the BTH Subsidiaries under applicable law and their respective organizational documents. This Agreement has been duly executed and delivered by BTH and each of the BTH Subsidiaries and constitutes the legal, valid and binding obligation of BTH and each of the BTH Subsidiaries enforceable against them in accordance with its terms.

Section 3.6. Conflicts; Consents and Approvals. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will:

         (a) conflict with, or result in a breach of, any provision of the certificate of incorporation, by-laws, memorandum of association or articles of association or similar organizational documents of BTH or either of the BTH Subsidiaries;

         (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, cancel, modify or call a default under, or result in the creation of any Claim upon any of the properties or assets of BTH, the BTH Subsidiaries, or any of their respective subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which any of the foregoing is a party (excluding, for purposes of this Section 3.6(b), the Jones/BTH Agreements and the Jones Companies Shareholders Agreements, as to which such agreements no representation or warranty is made under this paragraph (b)), which could reasonably be expected to prevent, materially interfere with or materially delay the consummation of the transactions contemplated by this Agreement;

         (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BTH, either of the BTH Subsidiaries or any of their subsidiaries or any of their respective properties or assets the effect of which could reasonably be expected to, in the case of BTH prevent, materially interfere with or delay the consummation of the transactions contemplated by this Agreement, or in the case of each of the BTH Subsidiaries, have a Material Adverse Effect on such BTH Subsidiary or prevent, materially interfere with or materially delay the consummation of the transactions contemplated hereby;

         (d) require any action or consent or approval of, or review by, or registration or filing by BTH, either of the BTH Subsidiaries, or any of their subsidiaries or to the Knowledge of BTH, the Company or the Jones Companies with
(i) any local, domestic, foreign or multi-national court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority (a "Governmental Authority"), other than
(w) actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"); (x) the filing of any Schedule 13D with the Securities and Exchange Commission ("SEC") or the amendment of any Schedule 13D already on file with the SEC; (y) Franchise Approvals; or (z) actions required as a result of or relating to the regulatory status of Comcast or (ii) to the Knowledge of BTH, any third party.

Section 3.7. Brokerage and Finder's Fees; Expenses. Except in connection with the retention of Bear Stearns & Co., Inc., (the fees of which firm shall be the sole responsibility of BTH) none of BTH, either of the BTH Subsidiaries or their respective Affiliates or any stockholder, director, officer or employee of any of them has incurred or will incur on behalf of BTH, either of the BTH Subsidiaries, the Company or any of their respective Affiliates any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

Section 3.8. Shareholders Agreement and Option Agreements.

         (a) True, correct and complete copies of the Jones/BTH Agreements, the Jones Companies Shareholders Agreements, the Fee Letter and the Supply Services Agreement (together with any and all schedules or exhibits to each of the foregoing) have been delivered to Comcast. Each of the Jones/BTH Agreements and the Jones Companies Shareholders Agreements (i) has been duly authorized, executed and delivered by BTH and any of its Affiliates or agents that are parties thereto, and to the Knowledge of BTH by the other parties thereto, and
(ii) is in full force and effect in the forms previously delivered to Comcast and has not been amended, terminated or modified in any respect. BTH is the "Investor" as such term is defined in the Shareholders Agreement and has validly assigned all of its rights under the Shareholders Agreement to US Cable pursuant to the Shareholders Agreement Assignment entered into pursuant to Section 7.2(b)(ii) of the Shareholders Agreement. BTH has validly assigned all of its rights under the Control Option Agreements to Intercable pursuant to that certain Assignment and Assumption Agreement, dated December 22, 1995 (the "Option Agreement Assignment"), by and among BTH, Morgan Guaranty Trust Company of New York, Bank of New York, and Intercable. Except for the subject matter of the Litigation (as defined in Section 5.7 hereof), neither BTH nor any of its Affiliates or agents that are parties to or assignees of rights under the Jones/BTH Agreements, and to the Knowledge of BTH none of the other parties thereto, have breached or are in default under such agreements. Except for the Jones/BTH Agreements, there are no other agreements, contracts, arrangements or understandings which relate in any manner to, the subject matter of the Jones/BTH Agreements.
                                      -7-

         (b) The execution of this Agreement and the consummation of the transactions contemplated hereby and the exercise of the Control Option (assuming the Control Option were exercised on the date hereof and on each of the Initial Closing Date and the Final Closing Date) will not violate or contravene or constitute, with the passage of time, giving of notice or otherwise, a default under or give rise to the early termination in whole or in part of, the Jones/BTH Agreements; provided, however, that Comcast acknowledges and agrees that the exclusive remedy of any Comcast Indemnified Party for any breach of this Section 3.8(b) shall be limited to reimbursement of a portion of the Initial Purchase Price as set forth in Section 8.8 of this Agreement.

         (c) Except as set forth on Schedule 3.8 or as specifically disclosed in the Company Public Reports, none of BTH, either of the BTH Subsidiaries or any of their respective Affiliates or agents has (i) consented to the taking of any action for which the consent of such persons is required to be obtained by any party to the Jones/BTH Agreements, including the actions set forth in Sections
2.6 and 3.6(b) of the Shareholders Agreement or (ii) engaged in any transactions requiring approval pursuant to Section 3.6 of the Shareholders Agreement, other than actions or transactions which, individually or in the aggregate, are not material.

         (d) As of the date of this Agreement, BTH has fulfilled not less than $286,424,250 of its $400,000,000 investment commitment pursuant to Section 3.1 of the Shareholders Agreement.

Section 3.9. Transactions with Affiliates and Jones. Except for the Jones/BTH Agreements, the Jones Companies Shareholders Agreements, the Fee Letter, the Supply Services Agreement and the Secondment Agreement, none of BTH or its Affiliates or their respective agents is a party to any agreements, contracts, understandings or arrangements with Jones or the Company or with any Affiliate or Associate of Jones or the Company (i) relating to the subject matter of this Agreement or any other equity investments, joint ventures or partnership agreements or (ii) any other material matter, other than in the case of the foregoing clause (ii) arms-length transactions entered into in the ordinary course of business.

Section 3.10. Status of the Company. To the Knowledge of BTH, as of the date of this Agreement and as of the earlier of (i) December 31, 1998, (ii) the Simultaneous Closing Date and (iii) the Initial Closing Date the statements contained on Schedule 3.10 are true, complete and correct in all material respects.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF COMCAST

                  Comcast hereby represents and warrants to BTH that:

Section 4.1. Organization and Standing. Comcast is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Comcast is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction individually or in the aggregate could not reasonably be expected to prevent, materially interfere with or materially delay the consummation of the transactions contemplated hereby. Comcast is not in default in the performance, observance or fulfillment of any provision of its articles of incorporation or bylaws which could reasonably be expected to prevent, materially interfere with or materially delay the consummation of the transactions contemplated hereby.

Section 4.2. Corporate Power and Authority. Comcast has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Comcast has been duly authorized by all necessary corporate action required to have been taken by or on behalf of Comcast under applicable law or its articles of incorporation and bylaws. This Agreement has been duly executed and delivered by Comcast and constitutes the legal, valid and binding obligation of Comcast enforceable against Comcast in accordance with its terms.

Section 4.3. Conflicts; Consents and Approvals. Except as set forth in Schedule 4.3, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will:

         (a) conflict with, or result in a breach of, any provision of the articles of incorporation or the by-laws of Comcast,

         (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, cancel, modify or call a default under, or result in the creation of any Claim upon any of the properties or assets of Comcast under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Comcast is a party which could reasonably be expected to prevent, materially interfere with or materially delay the consummation of the transactions contemplated hereby;

         (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Comcast or any of its properties or assets the effect of which could reasonably be expected to prevent, materially interfere with or materially delay the consummation of the transactions contemplated hereby, or

         (d) require any action or consent or approval of, or review by, or registration or filing by Comcast with, any Governmental Authority or to the Knowledge of Comcast any third party, other than (i) actions required by the HSR Act; (ii) the filing of any Schedule 13D with the SEC or the Amendment of any
Schedule 13D already on file with the SEC; or (iii) actions or filings required as a result of or relating to the status of BTH, the BTH Subsidiaries or the Company.

Section 4.4. Brokerage and Finder's Fees; Expenses. Except in connection with the retention of Lazard Freres & Co. LLC (the fees of which firm shall be the sole responsibility of Comcast) none of Comcast, its Affiliates or any stockholder, director, officer or employee of any of them has incurred or will incur on behalf of Comcast or any of its Affiliates any brokerage, finder's or similar fee in connection with the transaction contemplated by this Agreement.

Section 4.5. Investment Purpose. Comcast is acquiring the shares of the Company, JEC and JEG owned by BTH and the BTH Subsidiaries or alternatively, the Initial Shares, the Affiliate Shares, the Subsidiary Shares and the Remaining Subsidiary Shares, solely for the purposes of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

Section 4.6. Transactions with Jones. Except for the acquisition of cable systems, programming carriage agreements, minority investments in programming or other content businesses, and advertising interconnect agreements, none of Comcast or its Affiliates or their respective agents is a party to any agreements, contracts, understandings or arrangements with Jones or the Company or with any Affiliate or Associate of Jones or the Company (i) relating to the subject matter of this Agreement or (ii) any other material matter, other than arms-length transactions entered into in the ordinary course of business; provided, however, that any agreement, contract, understanding or arrangement with Jones or the Company entered into after May 22, 1998 in contemplation of the acquisition of the Company or shares of its capital stock shall be deemed not to be a breach of this representation and warranty.

                                    ARTICLE V
                    CONDITIONS TO THE OBLIGATIONS OF COMCAST
                  AT THE INITIAL CLOSING AND THE FINAL CLOSING

         (A) The obligations of Comcast to consummate the Initial Closing in accordance with Article VIII are subject to the fulfillment or waiver of each of the following conditions at or prior to the Initial Closing:

Section 5.1. Litigation; No Governmental Opposition. No judgment, injunction, order or decree (i) enjoining or prohibiting BTH, the BTH Subsidiaries or Comcast from consummating the transactions contemplated hereby or the exercise of the Control Option (including its exercise pursuant to Section 7.5(a)), (ii) invalidating or terminating the Control Option or the Jones/BTH Agreements or
(iii) declaring that if the Initial Closing were to occur, the Control Option would be invalidated or terminated, shall have been entered prior to or on the Initial Closing Date and no suit, action or proceeding shall be pending or threatened prior to or on the Initial Closing Date by any Governmental Authority seeking the relief described in the foregoing clauses (i), (ii) or (iii).

Section 5.2. Representations, Warranties and Covenants.

         (a) Each of the representations and warranties of BTH contained in this Agreement shall, in the case of those representations and warranties that are not qualified by materiality, be true, complete and correct in all material respects, and in the case of those representations and warranties that are qualified by materiality shall be true, complete and correct in all respects, as of each of (i) the date of this Agreement and (ii) unless otherwise specified as having been made as of a specific date, the Initial Closing Date, in each case as though newly made at such time, except to the extent the facts underlying such representations and warranties have changed (i) with Comcast's consent in accordance with Section 7.3 or otherwise, or (ii) as a result of the sale of the Affiliate Stock in accordance with the provisions of Section 7.11(b).

         (b) Each of the covenants and agreements to be performed by BTH and the BTH Subsidiaries hereunder at or prior to the Initial Closing shall have been duly performed in all material respects.

Section 5.3. Approvals.

         (a) Except as could not reasonably be expected to have a Material Adverse Effect on Comcast or the Company and except for any authorizations, consents, orders or approvals from applicable Franchise Authorities, all actions by or in respect of, or filings with, any Governmental Authority required to permit the consummation of the transactions contemplated hereby shall have been taken, made or obtained, and any and all other permits, approvals, consents, licenses or other actions necessary to consummate the transactions hereunder (including those listed on Schedule 3.6) shall have been received or taken, and none of such permits, approvals, consents or licenses shall contain any provisions which would have a Material Adverse Effect on Comcast or the Company.

         (b) There shall not be in effect any statute, rule or regulation which would have the effect of prohibiting Comcast from consummating the transactions contemplated hereby.

Section 5.4. Other Deliveries. In addition to those documents and instruments which are required to be delivered to Comcast at the Initial Closing pursuant to
Article VIII, BTH and each of the BTH Subsidiaries shall have executed (where applicable) and delivered to Comcast (or shall have caused to be executed and delivered to Comcast by the appropriate Person) the following:

         (a) a copy of the memorandum of association and articles of association of each of the BTH Subsidiaries which is certified as of a recent date by the applicable British Virgin Islands authority;

         (b) a customary certificate of the applicable British Virgin Islands authority certifying as of a recent date as to matters such as the due incorporation and good standing of each of the BTH Subsidiaries;

         (c) a certificate of the secretary of each of the BTH Subsidiaries, certifying that the attached copies of their respective memorandum of association and articles of association and the resolutions of their respective boards of directors and stockholders authorizing the execution of this Agreement and the transactions contemplated hereby are true, correct and complete copies and are each in full force and effect and have not been amended or modified, and that the officers of each of the BTH Subsidiaries are those persons named in the certificate;

         (d) a certificate dated as of the Initial Closing Date signed by the president or chief executive officer of BTH certifying that all of the conditions in Section 5.2 have been fulfilled prior to or on the Initial Closing Date;

         (e) a customary opinion of counsel to BTH and each of the BTH Subsidiaries covering such matters as described in Sections 3.1, 3.3 and 3.5;

         (f) such other certificates, documents and agreements in connection with the consummation of the transactions contemplated hereby which are reasonably requested by Comcast, all in form and substance reasonably satisfactory to Comcast.

Section 5.5. HSR Act. Any applicable waiting period under the HSR Act (including any extensions thereof) shall have expired or been terminated.

Section 5.6. Material Adverse Change. During the period beginning March 31, 1998 and ending on the earlier of (i) December 31, 1998 (ii) the Initial Closing Date and (iii) the Simultaneous Closing Date, there shall have been no change, event or development which, either individually or in the aggregate with other changes, events and developments, has had or could reasonably be expected to have a Material Adverse Effect on the Company; provided, however, that (i) a decrease in the market price of the shares of the Company's capital stock (but not any change, event or development underlying such decrease to the extent such change, event or development would otherwise constitute a Material Adverse Effect on such party) and (ii) changes, events or developments (including changes in legal or regulatory conditions) generally affecting the economy as a whole or the cable industry as a whole, shall be deemed not to be changes, events or developments having a Material Adverse Effect on the Company for purposes of this Section 5.6.

Section 5.7. Litigation. The decision and order rendered on May 5, 1998 in that certain lawsuit brought by BTH against Jones Intercable, Inc., Jones International, Ltd., Jones Internet Channel, Inc. and Glenn R. Jones, which has been rendered by the U.S. District Court for the District of Colorado (the "Litigation") shall not have been reversed and the injunction granted in connection with such decision shall not have been stayed or dissolved.

Section 5.8. Status of the Company. On the earliest to occur of (i) December 31, 1998, (ii) the Initial Closing Date or (iii) the Simultaneous Closing Date the statements on Schedule 3.10 shall be true and correct.

         (B) The obligations of Comcast to consummate the Final Closing in accordance with Article VIII are subject to the fulfillment or waiver of each of the conditions set forth in Section 8.5 at or prior to the Final Closing.

                                   ARTICLE VI
                    CONDITIONS TO THE OBLIGATIONS OF BTH AND
        THE BTH SUBSIDIARIES AT THE INITIAL CLOSING AND THE FINAL CLOSING

         (A) The obligations of BTH and the BTH Subsidiaries to consummate the Initial Closing in accordance with Article VIII are subject to the fulfillment or waiver of the following conditions at or prior to the Initial Closing:

Section 6.1. Litigation; No Governmental Opposition. No judgment, injunction, order or decree (i) enjoining or prohibiting any of BTH, the BTH Subsidiaries or Comcast from consummating the transactions contemplated hereby or the exercise of the Control Option (including its exercise pursuant to Section 7.5(a)), (ii) invalidating or terminating the Control Option or the Jones/BTH Agreements or
(iii) declaring that if the Initial Closing were to occur the Control Option would be invalidated or terminated, shall have been entered prior to or on the Initial Closing Date and no suit, action or proceeding shall be pending or threatened prior to or on the Initial Closing Date by any Governmental Authority seeking the relief described in the foregoing clauses (i), (ii) or (iii).

Section 6.2.      Representations, Warranties and Covenants.

         (a) Each of the representations and warranties of Comcast contained in this Agreement shall, in the case of those representations and warranties that are not qualified by materiality, be true, complete and correct in all material respects, and in the case of those representations and warranties that are qualified by materiality shall be true, complete and correct in all respects, as of each of (i) the date of this Agreement and (ii) unless otherwise specified as having been made as of a specific date, the Initial Closing Date, in each case as though newly made at such time.

         (b) Each of the covenants and agreements to be performed by Comcast hereunder at or prior to the Initial Closing shall have been duly performed in all material respects.

Section 6.3. Approvals.

         (a) Except as could not reasonably be expected to have a Material Adverse Effect on BTH or the BTH Subsidiaries, and except for any authorizations, consents, orders or approvals from applicable Franchise Authorities, all actions by or in respect of, or filings with, any Governmental Authority required to permit BTH and the BTH Subsidiaries to consummate the transactions contemplated hereby shall have been taken, made or obtained, and any and all other permits, approvals, consents, licenses or other actions necessary to permit BTH to consummate the transactions hereunder shall have been received or taken.

         (b) There shall not be in effect any statute, rule or regulation which would have the effect of prohibiting BTH or the BTH Subsidiaries from consummating the transactions contemplated hereby.

Section 6.4. Other Deliveries. In addition to those documents and instruments which are required to be delivered to BTH at the Initial Closing pursuant to
Article VIII, Comcast shall have executed (where applicable) and delivered to BTH (or shall have caused to be executed and delivered by the appropriate Person), the following:

         (a) a certificate dated as of the Initial Closing Date signed by the president or chief executive officer of Comcast certifying that all of the conditions contained in Section 6.2 have been fulfilled prior to or on the Initial Closing Date;

         (b) a customary opinion of counsel to Comcast, covering such matters as described in Sections 4.1 and 4.2;

         (c) such other certificates, documents and agreements in connection with the consummation of transactions contemplated hereby which are reasonably requested by BTH, all in form and substance reasonably satisfactory to BTH.

Section 6.5. HSR Act. Any applicable waiting period under the HSR Act (including any extensions thereof) shall have expired or been terminated.

         (B) The obligations of BTH and the BTH Subsidiaries to consummate the Final Closing in accordance with Article VIII are subject to the fulfillment or waiver of each of the conditions set forth in Section 8.6 at or prior to the Final Closing.

                                   ARTICLE VII
                                    COVENANTS

Section 7.1 [Intentionally omitted]

Section 7.2. Jones/Comcast Agreement. (a) Comcast agrees that (i) it shall perform its obligations under the Jones/Comcast Agreement (ii) it shall not, without the prior written consent of BTH, amend or waive any provision of the Jones/Comcast Agreement to (x) add any additional conditions to the obligations of the parties to the Jones/Comcast Agreement to the Jones/Comcast Closing (y) amend or waive the provisions contained in Sections 9(c), (d), (i), (j), (k) or 10 of the Jones/Comcast Agreement or (z) otherwise adversely affect in a material way the right or ability of any party thereto to consummate the Closing or the Simultaneous Closing or cause the Closing or the Simultaneous Closing to be delayed, (iii) it shall enforce vigorously any rights it may have against the Jones Entities in respect of any breach of their obligations under the Jones/Comcast Agreement including seeking specific performance by the Jones Entities of their obligations thereunder and (iv) it shall provide BTH with copies of all notices Comcast receives or delivers pursuant to the Jones/Comcast Agreement.

                  (b) Comcast agrees that in the event the Closing and the Simultaneous Closing have not occurred on or prior to June 30, 1999, it shall terminate the Jones/Comcast Agreement in accordance with the provisions of
Section 16 thereof with a view to alternatively consummating the Initial Closing as contemplated by Section 1.1(a) hereof.

Section 7.3. Consultation with Comcast.

         (a) BTH covenants and agrees that upon BTH, the BTH Subsidiaries or their designees on the Company's board of directors receiving any notice from Jones, the Company or their Affiliates pursuant to, under or with respect to Sections 2.6, 2.8, 3.1, 3.6, 3.8, 4.1, 4.2, 5.1, 5.2 or 5.4 of the Shareholders
Agreement, BTH will promptly notify Comcast of the receipt of such notice and if so requested by Comcast promptly forward a copy of such notice to Comcast by facsimile transmission together with telephonic notice to the numbers specified for Comcast in Section 13.7; provided that if BTH determines in its reasonable good faith discretion that forwarding any such notice to Comcast would constitute a breach of its confidentiality obligations under the Shareholders Agreement, BTH shall only be obligated to notify Comcast of the existence and general subject matter of such notice and to the extent permitted under its confidentiality obligations, the contents of such notice.

         (b) Comcast shall have the right to deliver a notice of preference expressing their desire that BTH, the BTH Subsidiaries or their Affiliates exercise or not exercise their rights or otherwise take or not take certain actions pursuant to Sections 2.6, 2.8, 3.1(b) or (c), 3.6, 3.8, 4.1, 4.2, 5.1,
5.2 or 5.4, as the case may be, (a "Notice of Preference") of the Shareholders Agreement within the applicable Preference Period. For purposes hereof, the "Preference Period" shall be a number of days (or hours) equal to the greater of
(i) two days less than the number of days between the date of receipt of notice by BTH, the BTH Subsidiaries or their designees on the Company's board of directors from Jones, the Company or their respective Affiliates and the time BTH is required to respond to such request under the terms of the Shareholders Agreement and (ii) one half of the number of days (or hours) between the time of receipt of notice by BTH, the BTH Subsidiaries or their designees on the Company's board of directors and the time BTH is required to respond to such request.

         (c) If Comcast has not delivered a Notice of Preference within the applicable Preference Period, then Comcast shall be deemed to have delivered a Notice of Preference containing the following advice, as applicable:

(i) in the case of Sections 2.6, 4.1, 5.1(a) or 5.2(d) of the Shareholders Agreement, BTH and the BTH Subsidiaries should exercise their right not to consent to the proposed action and in the case of Section 3.1(b), not to waive the conditions referred to therein;

(ii) in the case of Section 3.6 of the Shareholders Agreement, the Unrelated Directors (as defined in the Shareholders Agreement) designated by BTH or the BTH Subsidiaries should exercise their right (subject to their fiduciary duties as provided in Section 7.3(e)) not to approve the proposed transaction.

         (d) If Comcast delivers a Notice of Preference within the Preference Period expressing a desire to have BTH or the BTH Subsidiaries exercise their rights under Sections 2.8, 3.1(b) or (c), 3.8, 4.2 or 5.1(b) of the Shareholders Agreement, or if BTH or the BTH Subsidiaries are required to invest in additional shares of the Company pursuant to Section 3.1(a) of the Shareholders Agreement, at the time of delivery by Comcast of any such Preference Notice or, in the case of a notice by BTH of its investment obligations pursuant to Section 3.1(a) of the Shareholder's Agreement within 5 Business Days of receipt by Comcast thereof. Comcast and BTH agree to enter into a mutually satisfactory escrow or security arrangement whereby Comcast shall make available to BTH or the BTH Subsidiaries, as applicable, immediately available funds sufficient to enable BTH or the BTH Subsidiaries to fulfill their payment obligations pursuant to the applicable Section of the Shareholders Agreement and such funds shall be held in escrow until immediately prior to such time as BTH or the BTH Subsidiaries acquire the securities which are the subject of such transaction and which further provides that BTH or the BTH Subsidiaries, as applicable, shall deliver the securities (together with any dividends or distributions thereon) to Comcast at the first to occur of the Final Closing, including any alternative final closing pursuant to Section 8.8, or the termination of this Agreement.

         (e) In the event that BTH, the BTH Subsidiaries or their designees on the Company's board of directors elect not to act in accordance with, or take any action contrary to, any Notice of Preference of Comcast (whether actually delivered pursuant to subsection (b) or whether deemed to have been delivered pursuant to subsection (c) within the Preference Period), then BTH will make a one-time payment to Comcast, within 5 days of demand by Comcast, of an amount equal to $150,000,000, plus, if the Initial Closing has occurred interest at the Applicable Rate accruing from the Initial Closing Date to and including the date of such payment. No such payment shall be required of BTH with respect to a transaction described in Section 3.6(b) of the Shareholders Agreement that has occurred if (i) the directors of the Company designated by US Cable or any of its Affiliates pursuant to the Shareholders Agreement shall have reasonably concluded in good faith at the time they approved such transaction, to the extent such consultation is reasonably practicable under the circumstances after
(x) consultation with and the receipt of advice from a nationally recognized law firm, and (y) to the extent reasonably practicable under the circumstances consultation with Comcast, that their fiduciary duties as directors of the Company require them to approve such transaction and (ii) none of BTH or its Affiliates has any financial interest in such transaction (other than holding any capital stock of the Company) or has received remuneration or any other inducement to approve such transaction. In addition, no such payment shall be required of BTH with respect to the adoption of the resolutions set forth on
Schedule 7.3.

         (f) Except as otherwise expressly provided in Section 8.8, the receipt of any such payment by Comcast shall be the sole and exclusive remedy of the Comcast Indemnified Parties with respect to claims based on the matters set forth in this Section 7.3.

         (g) Notwithstanding any provision to the contrary in this Section 7.3, with respect to the resolutions set forth on Schedule 7.3 (i) Comcast agrees that it shall waive any rights it may have under Section 7.3(b) to deliver a Notice of Preference to BTH regarding BTH's rights under the Shareholders Agreement in respect of the adoption of the resolutions set forth on Schedule
7.3 and the consummation of the transactions authorized by such resolutions in accordance with the terms of such resolutions, (ii) Comcast and BTH agree that
Section 7.3(c) shall not be applicable to the resolutions set forth on Schedule
7.3 and Comcast shall not deliver a Notice of Preference or be deemed to have delivered a Notice of Preference with respect to such resolutions, and (iii) Comcast and BTH agree that BTH (and any director of the Company designated by BTH pursuant to the Shareholders Agreement) shall be entitled, in its sole discretion, to take any such actions or refrain from taking any actions, and exercise or refrain from exercising any such rights, as it may have under the Shareholders Agreement with respect to the approval of, or the giving or withholding of consent to, such resolutions.

Section 7.4. Prohibited Transactions. During the term of this Agreement, BTH shall not and shall not permit any of its Affiliates or agents to: (i) except as contemplated by this Agreement, Transfer any interests of BTH, the BTH Subsidiaries or their Affiliates in, or rights relating to, the Company, (ii) except in connection with a transaction of the type referred to in the last sentence of Section 1.1(a), engage in any merger, consolidation or other business combination involving the Company or any sale of substantially all of the assets of the Company, (iii) except as contemplated by this Agreement, Transfer any of the capital stock of either of the BTH Subsidiaries or participate in any merger, consolidation or other business combination involving either of the BTH Subsidiaries; (iv) except as contemplated by this Agreement, Transfer any of the Class A Shares or the Control Shares or any interest in Jones/BTH Agreements or the Fee Letter or Supply Services Agreement or any rights, powers or privileges thereunder or waive, modify or fail to reasonably enforce and to defend any and all such rights, powers or privileges; (v) except as contemplated by this Agreement, Transfer any of the capital stock of the Jones Companies or any interest in the Jones Company Shareholders Agreements or any rights, powers or privileges thereunder or waive, modify or fail to reasonably enforce and to defend any and all such rights, powers or privileges; or (vi) grant any option or right to do any of the foregoing. BTH also agrees that it shall not and shall not permit any of its Affiliates, agents, employees and representatives (including, without limitation, attorneys and financial advisors) to solicit offers relating to, or to negotiate, discuss or enter into or consummate any agreements, arrangements, contracts or understandings relating to, any of the matters covered by clauses (i) through (vi) of the preceding sentence. At all times during the term of this Agreement, BTH agrees that it shall remain a majority-owned subsidiary of BCE, Inc. ("BCE"); provided that BTH may be liquidated into BCE in a transaction which will not result in the loss of any rights under the Jones/BTH Agreements.

Section 7.5. Exercise of the Control Option

         (a) BTH shall notify Comcast within twenty-four (24) hours after it becomes aware that the Control Option becomes exercisable pursuant to the terms of the Control Option Agreements. If Comcast, in its sole discretion, determines that the Control Option should be exercised and so notifies BTH, then BTH shall or shall cause Intercable or their agent to either (as directed by Comcast) (i) exercise the Control Option and, upon satisfaction or waiver of the conditions contained in Section 3.2(b) of the Option Agreement, purchase the Control Shares or (ii) assign their rights under the Control Option Agreements in accordance with Section 10.2(a)(iii) or 10.2(a)(iv) thereof to Comcast or a person selected by Comcast. In the event that Comcast decides that the Control Option should be exercised, it shall deliver to BTH a written notice directing BTH to, or to cause its Affiliates or agents to, exercise the Control Option on a date specified in such notice and Comcast shall deposit into an escrow account, with Bank of New York acting as escrow agent, sufficient funds to consummate the exercise of the Control Option and the purchase of the Control Shares; provided however that if BTH or the BTH Subsidiaries fail to consummate the purchase of the Control Shares such funds provided by Comcast shall be repaid to Comcast plus any interest earned on such funds while held in escrow. BTH shall not, and shall cause the BTH Subsidiaries and their agents not to, exercise the Control Option unless so directed by Comcast. Notwithstanding any provision to the contrary in this Agreement, Comcast and BTH acknowledge and agree that (i) the Control Option has become immediately exercisable in certain circumstances referred to in the Control Option Agreements as a "Section 3.1(a)(vi) Exercise" and that the Control Option has been deemed to be so exercised as set forth in the Control Option Agreements, (ii) at the time of the closing of the purchase of the Control Shares pursuant to a Section 3.1(a)(vi) Exercise, Bank of New York will be acting as agent for Comcast pursuant to each of the Control Option Agreements (including the right to purchase the Control Shares), and (iii) Comcast shall, at the time of the closing of the purchase of the Control Shares pursuant to a Section 3.1(a)(vi) Exercise, pay the purchase price for the Control Shares to the Jones Sellers pursuant to the Control Option Agreements and Comcast shall not be required to deposit such funds in escrow as provided in this Section 7.5(a).

         (b) In the event that Intercable's inability to satisfy one or more of the conditions contained in Section 3.2(b)(i)-(vi) of the Control Option Agreements is due to a Change in Law (as defined in the Control Option Agreements) after the date of this Agreement and prior to the delivery of an exercise notice pursuant to the Control Option Agreements, and such inability to satisfy such conditions would prevent Intercable from delivering the Control Shares to Comcast as provided herein, then Intercable shall have the right to offer the Control Option to Jones in accordance with the terms, conditions and procedures specified in Section 7.2 of the Control Option Agreements; provided that Intercable agrees that it shall not exercise such right to offer the Control Option to Jones prior to the termination of the Jones/Comcast Agreement. In the event that Jones fails to elect to purchase the Control Option pursuant to the offer referred to in the previous sentence, then Intercable shall assign the Control Option to Comcast (or a Person designated by Comcast) pursuant to
Section 10.2(a)(ii) of the Control Option Agreements and the condition contained in Section 8.5(f) shall be satisfied. In the event that Jones elects to purchase the Control Option pursuant to the offer referred to in the first sentence of this Section 7.5(b), the condition contained in Section 8.5(f) shall not be satisfied and BTH shall have the right to retain any proceeds of such purchase by Jones.

Section 7.6. Litigation. BTH shall not take any action or refrain from taking any action relating to the Litigation without first consulting with Comcast; provided that, in consideration of Comcast's entering into the Jones/Comcast Agreement and this Agreement, BTH hereby releases, effective as of the date on which the Closing Date (as defined in the Jones/Comcast Agreement) and the Simultaneous Closing Date shall both have occurred, all claims for monetary damages that it has asserted, or may assert, against the Company, the Jones Sellers and their respective officers, directors and Affiliates in connection with the subject matter of the Litigation as provided in the Agreement and Amendment No. 1 to Shareholders Agreement of even date herewith. BTH agrees to take any and all actions necessary or advisable to stay any and all proceedings relating to the Litigation until the first to occur of (i) the date on which the Closing Date (as defined in the Jones/Comcast Agreement) and the Simultaneous Closing Date shall both have occurred or (ii) the termination of the Jones/Comcast Agreement.

Section 7.7. Covenant Not to Take Certain Actions.

         (a) None of BTH or the BTH Subsidiaries shall take, or agree in writing or otherwise to take, or permit any of their Affiliates to take, or agree in writing or otherwise to take, any action which will cause any of the conditions specified in Article V or Section 8.5 not to be fulfilled at and as of the Initial Closing Date and the Final Closing Date, respectively or which would be inconsistent with the terms of this Agreement or the transactions contemplated hereby.

         (b) Comcast shall not take, or agree in writing or otherwise to take, nor permit any of its Affiliates to take, or agree in writing or otherwise to take, any action which will cause any of the conditions specified in Article VI and Section 8.6 not to be fulfilled at and as of the Initial Closing Date and the Final Closing Date, respectively, or which would be inconsistent with the terms of this Agreement or the transactions contemplated hereby.

         (c) BTH shall cause the BTH Subsidiaries to: (i) conduct their respective business only in the ordinary course consistent with past practice;
(ii) except as contemplated by this Agreement, not make (or incur any obligation to make) any purchase, sale or disposition of any asset or property or subject to any Claim any of their properties or assets; (iii) other than obligations for reasonable director's fees, not incur any contingent or fixed obligations or liabilities including, without limitation, any liability (contingent or fixed) as a guarantor or otherwise with respect to the obligations of others; (iv) except with Comcast's consent in connection with the actions contemplated by
Section 7.10 not make or incur any obligation to make a change in their certificates of incorporation, by-laws or authorized or issued capital stock;
(v) except for the payment to BTH of any portion of the Purchase Price paid to the BTH Subsidiaries by Comcast, not declare, set aside or pay any dividend or distribution, make (or incur an obligation to make) any other distribution in respect of its capital stock or interests or make (or incur an obligation to make) any direct or indirect redemption, purchase or other acquisition of their stock or interests; (vi) not make any change in the compensation payable or to become payable to any of their respective officers, employees, agents or independent contractors, or enter into any collective bargaining agreement, bonus, equity, option, profit sharing, compensation, welfare, retirement, or other similar arrangement, or any employment contract; (vii) not prepay any loans (if any) from their stockholders, officers or directors; (viii) not make any change in their borrowing or banking arrangements; and (ix) except with Comcast's consent in connection with the actions contemplated by Section 7.10 not issue any capital stock nor any rights, options or warrants to purchase capital stock.

Section 7.8. Resignation of Directors. BTH, US Cable and Intercable each agree to cause each of the Investor Nominees (as such term is defined in the Shareholders Agreement) to resign, seriatim from the Company's board of directors at the Final Closing or the Simultaneous Closing, as applicable (but in any event prior to the closing of the purchase and sale of the Optioned Shares (as defined in the Option Agreements)) and to designate as Investor Nominees such persons as may be selected by Comcast and to vote in favor of and to cause the other Investor Nominees, subject to their fiduciary duties as provided in Section 2.4(b) of the Shareholders Agreement, to vote in favor of electing such individuals designated by Comcast to fill the vacancies created by such resignations and by the resignations of the Jones Nominees (as such term is defined in the Shareholders Agreement) pursuant to the Jones/Comcast Agreement . BTH, Intercable and US Cable each agree to follow Comcast's direction with respect to the sequence of such resignations and the filling of such vacancies.

Section 7.9.      Covenant to Act in Good Faith.

         (a) BTH and the BTH Subsidiaries shall in good faith use reasonable best efforts to ensure that (i) the conditions in Article V(A) are fulfilled as soon as is reasonably possible following the date hereof and (ii) the conditions in Article V(B) are fulfilled as soon as is reasonably possible (x) in the case of a Simultaneous Closing, following the date hereof and (y) in all other cases after the earlier to occur of (i) the date Comcast notifies BTH to exercise or cause the exercise of the Control Option after the Control Option becomes exercisable or (ii) the date the Control Option terminates according to its terms without Comcast having notified BTH to exercise the Control Option. BTH and any of its respective Affiliates, shall promptly file any required notice or application for approval with respect to the consummation of the transactions contemplated hereby, including making any required filing under the HSR Act on or prior to August 27, 1998 and shall expeditiously process the same (and each of BTH and its respective Affiliates shall cooperate in a commercially reasonable manner with Comcast in the filing of any such notice or application and the obtaining of any such approval). In connection with the foregoing, Comcast may also seek that any such actions, consents, approvals or waivers include the immediate transfer on the Closing Date of the Control Shares by Comcast to Comcast Cable Communications, Inc., a wholly-owned subsidiary of Comcast and the parent company of Comcast's cable division.

         (b) Comcast shall in good faith use reasonable best efforts to ensure that (i) the conditions in Article VI(A) are fulfilled as soon as is reasonably possible following the date hereof including making any required filing under the HSR Act on or prior to August 27, 1998 and (ii) the conditions in Article VI(B) are fulfilled as soon as is reasonably possible (x) in the case of a Simultaneous Closing following the date hereof and (y) in all other cases after the earlier to occur of (i) the date Comcast notifies BTH to exercise or cause the exercise of the Control Option after the Control Option becomes exercisable or (ii) the date the Control Option terminates according to its terms without Comcast having notified BTH to exercise the Control Option. Comcast and any of its Affiliates shall promptly file any required notice or application for approval with respect to the consummation of the transactions contemplated hereby, including making any required filing under the HSR Act prior to [July ___, 1998 (10 business days after signing)], and shall expeditiously process the same (and Comcast and its Affiliates shall cooperate in a commercially reasonable manner with BTH and the BTH Subsidiaries in the filing of any such notice or application or the obtaining of any such approval).

Section 7.10. Tax Matters. BTH and Comcast covenant and agree to consult with one another and cooperate in good faith to determine mutually advantageous allocations and tax structures to effect the transactions contemplated by this Agreement.

Section 7.11. Other Agreements. (a) Following the Initial Closing, BTH shall pay Comcast any Payments pursuant to the Fee Letter and the Supply Services Agreement received on or after the Initial Closing Date.

         (b) The parties agree that $50,000,000 of the Purchase Price (or such other amount as may be mutually agreed upon by the parties in their individual and sole discretion) will be allocated to the Affiliate Stock. BTH covenants and agrees to offer Jones the Affiliate Stock if and to the extent required by the terms of the Jones Companies Shareholders Agreements pursuant to the terms of
Section 4.5 thereof promptly following the Initial Closing Date. At the Simultaneous Closing, BTH shall, subject to Jones' consent, assign, or cause to be assigned, to Comcast all of the rights of BTH and the BTH Subsidiaries under the Jones Companies Shareholders Agreement and the related Registration Rights Agreements.

         (c) BTH covenants and agrees to promptly notify Comcast upon becoming aware of a Change in Law (as defined in the Control Option Agreements) and except as otherwise provided in Section 7.5(b) BTH and Intercable will refrain from exercising their rights pursuant to Section 7.2 of the Option Agreement and shall follow Comcast's instructions with respect to the Control Option.

         (d) BTH, the BTH Subsidiaries and Comcast agree that, in the event the Company or Jones (or Jones' Affiliates or Associates) file any action, suit or claim challenging the transactions contemplated by this Agreement or seeking to prohibit consummation of the transactions contemplated by this Agreement, (i) none of them shall settle any such action, suit or claim without the written consent of the other parties to this Agreement and (ii) they shall cooperate and use their respective reasonable best efforts to preserve the rights of BTH pursuant to the Shareholders Agreement and the Control Option Agreement; provided that Comcast shall not have any obligation to waive, amend, modify or fail to enforce any of its rights under this Agreement. In addition, each of Comcast on the one hand, and BTH and its Affiliates on the other hand, shall pay one-half of the reasonable costs and expenses incurred in the aggregate by counsel to Comcast and counsel to BTH and its Affiliates in connection with any such action, suit or claim.

         (e) (i) BTH and the BTH Subsidiaries covenant and agree that promptly upon becoming aware that Jones or any of his Affiliates have engaged in a transaction of the type described in Section 2.6(a) or Section 3.6 of the Shareholders Agreement without having obtained any consent of BTH required thereunder, BTH or any such BTH Subsidiary will notify Comcast of such transaction.

         (ii) Subject to Section 7.3(g), BTH will, if requested by Comcast, at Comcast's expense, diligently enforce its rights under the Shareholders Agreement, including seeking judicial relief in respect thereof and will not settle any such judicial proceeding without the consent of Comcast.

Section 7.12. Updates. BTH agrees that it shall promptly notify Comcast in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement that could result in any breach of a representation or warranty of BTH in this Agreement or which could have the effect of making any representation or warranty contained herein untrue or incorrect in any material respect and (ii) all other material developments affecting the ability of BTH to perform its obligations under this Agreement. Comcast may elect not to accept such disclosures for purposes of any determination pursuant to Article V(A) or V(B) of this Agreement, provided, that if Comcast elects to proceed with the transactions contemplated hereby, such disclosures shall (to the extent such disclosures do not relate to (i) breaches of covenants of BTH or the BTH Subsidiaries or (ii) breaches of representations and warranties of which BTH had Knowledge prior to the date of this Agreement) be deemed to be updates to the applicable representations and warranties for purposes of the indemnification provisions set forth in Article XI of this Agreement and for purposes of any determination pursuant to Article V or Section
8.5 of this Agreement.

Section 7.13. Programming Rights. Effective as of and conditioned upon the consummation of the Simultaneous Closing, BTH on behalf of itself and its Affiliates assigns to Comcast all of its rights pursuant to Section 3.5 of the Shareholders Agreement.

                                  ARTICLE VIII
                                    CLOSINGS

Initial Closing. The initial closing of the transactions contemplated by Section 1.1(a)(i) of this Agreement (the "Initial Closing") shall take place at 10:00 a.m. Eastern Standard Time on the Initial Closing Date. The Initial Closing shall take place in the offices of Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103-2793, or such other location as mutually agreed upon by the parties.

Section 8.2. Deliveries at the Initial Closing.

         (a) At the Initial Closing, Comcast shall deliver to BTH the Initial Closing Payment as set forth in Section 1.2.

         (b) At the Initial Closing, simultaneously with the delivery of the Initial Closing Payment as provided in Section 8.2(a), (i) BTH shall transfer to Comcast good, valid and marketable title to, and shall deliver to Comcast a certificate or certificates representing, 49% of the issued and outstanding shares of capital stock of the BTH Subsidiaries and (ii) US Cable shall deliver to Comcast good, valid and marketable title to, and shall deliver to Comcast certificates representing (x) the Class A Shares and (y) subject to any rights which may exist pursuant to Section 4.5 of the Jones Companies Shareholders Agreements shall deliver certificates representing the Affiliate Stock, accompanied by appropriate stock power(s) in form reasonably satisfactory to Comcast, which shares shall be free and clear of any Claims. Notwithstanding the foregoing, in the event that US Cable is required to sell the Affiliate Stock to Jones as a result of the exercise by Jones or any Affiliate of Jones of any rights of first refusal under the Jones Companies Shareholders Agreements, US Cable shall have no obligation to deliver the Affiliate Stock and the amount of the Purchase Price shall be reduced by the amount received by BTH from Jones or his Affiliates with respect to such Affiliate Stock. If BTH receives such payment from Jones prior to the Initial Closing Date, then the Initial Purchase Price shall be reduced by the amount of such payment; otherwise, BTH shall promptly refund such amount to Comcast plus interest accrued since the Initial Closing Date at the Applicable Rate. In the event that on the Initial Closing Date, U.S. Cable is unable to deliver the Affiliate Stock until it has complied with any rights of first refusal under the Jones Companies Shareholders Agreements, U.S. Cable shall deliver the certificates representing the Affiliate Stock as provided above as soon as U.S. Cable shall have complied with its obligations under the Jones Companies Shareholders Agreement.

Section 8.3. Final Closing. The final closing of the transactions contemplated by Section 1.1(a)(ii) of this Agreement (the "Final Closing") shall take place at 10:00 a.m. Eastern Time on the Final Closing Date. The Final Closing shall take place in the offices of Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103-2793, or such other location as mutually agreed upon by the parties.

Section 8.4. Deliveries at the Final Closing.

         (a) At the Final Closing, Comcast shall deliver to BTH the Final Closing Payment as specified in Section 1.2, together with interest on such amount accrued from the Initial Closing Date to and including the Final Closing Date at the Applicable Rate.

         (b) At the Final Closing, simultaneously with the delivery of the Final Closing Payment as provided in Section 8.4(a), BTH shall transfer to Comcast good, valid and marketable title to, and shall deliver to Comcast a certificate or certificates representing, all of the Remaining Subsidiary Stock accompanied by appropriate stock power(s) in form reasonably satisfactory to Comcast, which shares of Remaining Subsidiary Stock shall be free and clear of any Claims.

         (c) Notwithstanding the terms of Section 8.4(b), Comcast shall have the right to elect in its sole discretion at least two days prior to the Final Closing by written notice to BTH, not to receive the Remaining Subsidiary Stock at the Final Closing but instead to require US Cable, Intercable and any of their Affiliates to deliver to Comcast at the Final Closing good, valid and marketable title to, and to deliver to Comcast a certificate or certificates representing, all of the shares of capital stock of the Company owned beneficially or of record by US Cable, Intercable or any of their Affiliates as of the date of the Final Closing (including, without limitation, the Control Shares and any shares acquired pursuant to Sections 2.8, 3.1, 3.8, 4.2 or 5.1(b) of the Shareholders Agreement with funds provided by Comcast) accompanied by appropriate stock power(s) in form reasonably satisfactory to Comcast, together with any cash or non-cash dividends or other distributions upon or in respect of any shares of capital stock of the Company paid since the date of this Agreement, which shares of capital stock and other property shall be free and clear of any Claims; provided that if Comcast makes such election pursuant to this Section 8.4(c), Comcast shall be required to deliver to BTH at the Final Closing good, valid and marketable title to, and Comcast shall deliver to BTH a certificate or certificates representing, all of the shares of Subsidiary Stock acquired by Comcast in the Initial Closing accompanied by appropriate stock power(s) in form reasonably satisfactory to BTH, which shares of Subsidiary Stock shall be free and clear of any Claims.

Section 8.5. Conditions to Final Closing of Comcast. The obligations of Comcast to consummate the Final Closing and to deliver the Final Closing Payment at the Final Closing in accordance with this Section 8.5 are subject to the fulfillment or waiver of each of the following conditions at or prior to the Final Closing:

         (a) Litigation; No Governmental Opposition. No judgment, injunction, order or decree (i) enjoining or prohibiting BCE, BTH, the BTH Subsidiaries or Comcast from consummating the transactions contemplated hereby or the exercise of the Control Option (including its exercise pursuant to Section 7.5(a)); or
(ii) invalidating or terminating the Control Option or the Jones/BTH Agreements shall have been entered prior to or on the Final Closing Date.

         (b) Approvals.

                  (i) Except as could not reasonably be expected to have a Material Adverse Effect on Comcast or the Company, all actions by, or filings with, any Governmental Authority required to permit the consummation of the transactions contemplated hereby or to permit the Company to continue to conduct its business as conducted immediately prior to the Final Closing, shall have been taken, made or obtained, and any and all other permits, approvals, consents, licenses or other actions necessary to consummate the transactions hereunder or to permit the Company to continue to conduct its business as conducted immediately prior to the Final Closing shall have been received or taken, and none of such permits, approvals, consents or licenses shall contain any provisions which could reasonably be expected to have a Material Adverse Effect on the Company or Comcast; provided that if all authorizations, consents and approvals from applicable Franchise Authorities necessary to effect the change of control of the Franchises (i) relating to the Franchises (whether in Owned Systems or Managed Systems) set forth on Schedule F, (ii) relating to Franchises in Managed Systems which, as of the Closing Date, are subject to a letter of intent or agreement of sale providing for the sale or other disposition of such Managed System to a Person other than the Company (or its wholly owned Subsidiaries), and (iii) relating to Franchises with not less than 10,000 basic subscribers in Systems (whether Owned Systems or Managed Systems) acquired by any Intercable Group Entity (except for Managed Systems which, as of the Closing Date, are subject to a letter of intent or agreement of sale providing for the sale or other disposition of such Managed System to the Company or one of its wholly owned Subsidiaries) after the date hereof (the "Required Franchise Approvals") shall have been so obtained, be in effect and not be subject to withdrawal or appeal then the condition contained in this
Section 8.5(b) shall be deemed to be fulfilled as it relates to authorizations, consents or approvals from applicable Franchise Authorities on the date on which all of the Required Franchise Approvals are so obtained and are in effect and not subject to withdrawal or appeal and provided further that this condition shall not be satisfied if any Required Franchise Approval shall not have been obtained.

                  (ii) There shall not be in effect any statute, rule or regulation which would have the effect of prohibiting Comcast from consummating the transactions contemplated hereby.

         (c) Representations and Warranties.

                  (i) Each of the representations and warranties of BTH contained in this Agreement other than the representations and warranties contained in Section 3.7 or 3.10 shall, in the case of those representations and warranties that are not qualified by materiality, be true, complete and correct in all material respects, and in the case of those representations and warranties that are qualified by materiality shall be true, complete and correct in all respects, as of each of (i) the date of this Agreement and (ii) unless otherwise being specified as being made as of a specific date, the Final Closing Date, in each case as though newly made at such time, except to the extent the facts underlying such representations and warranties have changed (i) with Comcast's consent in accordance with Section 7.3 or otherwise, (ii) as a result of the consummation of the Initial Closing or (iii) as a result of the sale of the Affiliate Stock in accordance with the provisions of Section 7.11(b).

                  (ii) Each of the covenants and agreements to be performed by BTH and the BTH Subsidiaries hereunder to be performed at or prior to the Final Closing shall have been duly performed in all material respects.

         (d) Other Deliveries. In addition to those documents and instruments which are required to be delivered to Comcast at the Final Closing pursuant to
Section 8.4, BTH and each of the BTH Subsidiaries shall have executed (where applicable) and delivered to Comcast (or shall have caused to be executed and delivered to Comcast by the appropriate Person) the following:

                  (i) if Comcast has not made the election described in Section 8.4(c), a copy of the memorandum of association of each of the BTH Subsidiaries which is certified as of a recent date by the applicable British Virgin Islands authority;

                  (ii) if Comcast has not made the election described in
Section 8.4(c), a customary certificate of the applicable British Virgin Islands authority, certifying as to matters such as the due incorporation and good standing of each of the BTH Subsidiaries;

                  (iii) if Comcast has not made the election described in
Section 8.4(c), a certificate of the Secretary of each of the BTH Subsidiaries, certifying that their respective articles of incorporation and the copies of the resolutions of their respective boards of directors and stockholders authorizing the execution of this Agreement and the transactions contemplated hereby and which are each attached thereto are true, correct and complete copies and are each in full force and effect and have not been amended or modified, and that the officers of each of the BTH Subsidiaries are those persons named in the certificate;

                  (iv) a certificate dated as of the Final Closing Date signed by the president or chief executive officer of BTH certifying that all of the conditions in Section 8.5(c) have been fulfilled prior to or on the Final Closing Date; and

                  (v) in the event Comcast has not made the election pursuant to
Section 8.4(c) hereof, all corporate record books of the BTH Subsidiaries, including minutes of all meetings of stockholders, directors and committees of the board of directors, if any, and the stock records of the BTH Subsidiaries and the resignations of all of the directors and officers of the BTH Subsidiaries effective as of the date prior to the Final Closing Date.

         (e) HSR Act. Any applicable waiting period under the HSR Act (including any extensions thereof) shall have expired or been terminated.

         (f) Exercise of the Control Option. Either (i) BTH and the BTH Subsidiaries shall have caused Intercable to exercise the Control Option pursuant to Comcast's instructions (including a Section 3.1(a)(vi) Exercise) and Intercable shall have either consummated the purchase of the Control Shares pursuant to the Control Option Agreements or arranged for the transfer at the closing of such purchase of the Control Shares to Comcast or a person designated by Comcast pursuant to the terms of the Control Option Agreements (whether following Jones failure to elect to purchase the Control Option in accordance with section 7.5(b) or otherwise) and Comcast or such person shall have consummated the purchase of the Control Shares; or (ii) BTH and its Affiliates and their respective agents shall have complied with the covenants set forth in
Section 7.5 hereof and the Control Option shall have terminated in accordance with its terms without Comcast instructing BTH to exercise the Control Option.

         (g) Additional Condition. The Company shall not have taken or agreed to take, and shall not have permitted any of the Company's subsidiaries to take or agree to take, directly or indirectly, any of the actions (other than adoption of the resolutions set forth on Schedule 7.3 and the consummation of the transactions authorized by such resolutions in accordance with the terms of such resolutions) described in paragraphs (i), (ii), (iii), (v), (viii), (ix) or (x) of Section 2.6(a) of the Shareholders Agreement; provided that this condition shall be deemed satisfied even if the Company shall have taken or agreed to take any such action so long as (i) BTH and its Affiliates shall not have acted contrary to or failed to take action in accordance with, the wishes of Comcast expressed in any applicable Notice of Preference delivered or deemed to have been delivered by Comcast pursuant to Section 7.3 within the applicable Preference Period and have complied with the covenants set forth in Sections 7.11(e) and, if requested by Comcast and at Comcast's expense, sought judicial enforcement of their rights under Section 2.6 of the Shareholders Agreement as provided therein and (ii) a court of competent jurisdiction shall have finally adjudicated all claims or suits brought pursuant to clause (i), and (iii) no court of competent jurisdiction shall have determined, in connection with any such final adjudication that BTH's rights pursuant to Section 2.6 of the Shareholders Agreement are void or unenforceable with respect to such Company action by virtue of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

Section 8.6. Conditions of BTH to the Final Closing. The obligations of BTH or and the BTH Subsidiaries to consummate the Final Closing are subject to the fulfillment of the following conditions:

         (a) Litigation; No Governmental Opposition. No judgment, injunction, order or decree (i) enjoining or prohibiting BTH or the BTH Subsidiaries from consummating the transactions contemplated hereby or the exercise of the Control Option (including its exercise pursuant to Section 7.5(a)) or (ii) invalidating or terminating the Control Option shall have been entered prior to or on the Final Closing Date.

         (b) HSR Act. Any period under the HSR Act (including any extensions thereof) shall have expired or been terminated.

         (c) No Violation of Law. There shall not be in effect any statute, rule or regulation which would have the effect or prohibiting Intercable or BTH from consummating transactions contemplated hereby.

         (d) Approvals. Except as could not reasonably be expected to have a Material Adverse Effect, and except for any authorizations, consents, orders or approvals from applicable Franchise Authorities, all actions by or in respect of, or filings with, any Governmental Authority required to permit the consummation of the transactions contemplated hereby shall have been taken, made or obtained, and any and all other permits, approvals, consents, licenses or other actions necessary to consummate the transactions hereunder shall have been received or taken.

         (e) Representations and Warranties. (i) The representations and warranties of Comcast contained in the first and last sentences of Section 4.1 and Sections 4.2 and 4.3(a) in this Agreement shall, in the case of those representations and warranties that are not qualified by materiality, be true, complete and correct in all material respects, and in the case of those representations and warranties that are qualified by materiality, be true, complete and correct in all respects, as of each of (i) the date of this Agreement and (ii) unless otherwise specified as being made as of a specific date, as of the Final Closing Date as though newly made at such time.

         (ii) Each of the covenants and agreements to be performed by Comcast under Section 7.3(d), 7.5(b), 7.7(b), 7.9(b), 7.10 and 7.11(d) to be performed at or prior to the Final Closing shall have been duly performed in all material respects.

         (f) Other Deliveries. In addition to those documents and instruments which are required to be delivered to BTH at the Initial Closing pursuant to
Section 8.2, Comcast shall have executed (where applicable) and delivered to BTH (or shall have caused to be executed and delivered to BTH by the appropriate Person) a certificate dated as of the Final Closing Date signed by the president or chief executive officer of Comcast certifying that all of the conditions in
Section 8.6(e) have been fulfilled prior to or on the Final Closing Date.

Section 8.7. Simultaneous Closing

         (a) Notwithstanding any other provision to the contrary herein, the Simultaneous Closing shall take place at 10:00 a.m. Eastern Standard Time on the Simultaneous Closing Date. The Simultaneous Closing shall take place in the offices of Dechert Price & Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103-2793 or such other location as mutually agreed upon by the parties.

         (b) The parties shall make the deliveries required of them pursuant to Sections 8.2 and 8.4 as if the Simultaneous Closing were the Initial Closing and the Final Closing.

         (c) The conditions to the respective obligations of the parties at the Initial Closing and the Final Closing as set forth in Articles V and VI and Sections 8.5 and 8.6 shall be conditions to the respective obligations of the parties at the Simultaneous Closing as if the Simultaneous Closing were the Initial Closing and the Final Closing.

         (d) The obligations of the parties to consummate the Simultaneous Closing are subject to the fulfillment or waiver of the condition that, on the Simultaneous Closing Date, the other transactions contemplated by Section 1(b) of the Jones/Comcast Agreement shall have been consummated.

         (e) The directors of the Company other than the Joint Nominees (as defined in the Shareholders Agreement) shall resign seriatim and the remaining directors shall appoint individuals designated by Comcast to fill the vacancies created thereby, all as more fully set forth in Section 7.8 hereof and in the Jones/Comcast Agreement.

Section 8.8. Alternative Final Closing Procedures.

         If an event or circumstance has occurred such that satisfaction of a condition in Section 8.5 or 8.6 is not reasonably possible despite the parties reasonable best efforts to ensure the same, the parties will take the following actions as an alternative to the Final Closing:

         (a) If the Final Closing has not occurred due to (i) a failure to satisfy the conditions specified in Section 8.6(d) or (ii) a failure to satisfy the conditions specified in Section 8.5(f) because Intercable shall have exercised the Control Option pursuant to Comcast's instructions but shall have failed to consummate the purchase of the Control Shares due to the failure of Intercable to satisfy one or more of the conditions contained in Sections 3.2(b)(i)-(vi) of the Control Option Agreements and Intercable is unable to assign its rights under the Control Option Agreements pursuant to Section 10.2(a)(iii), then BTH shall pay to Comcast an amount equal to $150,000,000 plus interest at the Applicable Rate from the Initial Closing Date and deliver to Comcast any shares of capital stock of the Company acquired by BTH or the BTH Subsidiaries pursuant to Section 2.8, 3.1, 3.8, 4.2 or 5.1(b) of the Shareholders Agreement with funds provided by Comcast together with any dividends or distributions upon or with respect to such shares, and BTH shall deliver to Comcast all of the Remaining Subsidiary Stock (and Comcast shall have the right to make the same election with respect to the Remaining Subsidiary Stock as described in Section 8.4(c)) and Comcast shall have no obligation to pay to BTH the Final Closing Payment.

         (b) If the Final Closing has not occurred due to (i) a failure to satisfy the conditions contained in Sections 8.5(a)(ii); or (ii) a failure of the conditions contained in Section 8.5(c), 8.5(d) or 8.5(f) to be satisfied or waived or (iii) due to a failure of the conditions contained in Section 8.6(e) or 8.6(f) to be satisfied or waived, then BTH shall pay to Comcast an amount equal to $250,000,000 plus interest at the Applicable Rate from the Initial Closing Date and deliver to Comcast any shares of capital stock of the Company acquired by BTH or the BTH Subsidiaries pursuant to Sections 2.8, 3.1, 3.8, 4.2 or 5.1(b) of the Shareholders Agreement with funds provided by Comcast together with any dividends or distributions upon or with respect to such shares, and Comcast shall deliver to BTH all of the 49% Subsidiary Stock acquired by Comcast at the Initial Closing together with any dividends or distributions upon or with respect to such shares and Comcast shall have no obligation to pay to BTH the Final Closing Payment; provided, however, that (A) in the case of a judgment, injunction, order or decree referred to in clause (i) above that is based upon the effect of any (x) agreement, arrangement or understanding other than the Jones/BTH Agreements, or (y) any parole evidence or other matters extrinsic to the Jones/BTH Agreements, in the case of either clause (x) or (y) above, existing prior to the date of this Agreement or (B) the failure of the conditions specified in Section 8.5(c) or 8.5(d) to be satisfied or waived; then in lieu of the $250,000,000 payment referred to above BTH shall pay to Comcast an amount equal to $272,000,000.

         (c) In the event that (i) a judgment, injunction, order or decree of any court of competent jurisdiction invalidating, terminating, nullifying or voiding this Agreement has become final and non-appealable or (ii) the Final Closing fails to occur due to a failure to satisfy the condition specified in
Section 8.5(g), then in the case of either (i) or (ii), BTH shall pay to Comcast an amount equal to $250,000,000 plus interest at the Applicable Rate from the Initial Closing Date and deliver to Comcast any shares of capital stock of the Company acquired by BTH or the BTH Subsidiaries pursuant to Sections 2.8, 3.1, 3.8, 4.2 or 5.1(b) of the Shareholders Agreement with funds provided by Comcast together with any dividends or distributions upon or with respect to such shares, and Comcast shall deliver to BTH all of the 49% Subsidiary Stock acquired by Comcast at the Initial Closing together with any dividends or distributions upon or with respect to such stock and Comcast shall have no obligation to pay to BTH the Final Closing Payment.

         (d) If the Final Closing has not occurred due to the inability of Comcast to take delivery of or take title to the Control Shares, the Class A Shares or any other shares of capital stock of the Company or the Remaining Subsidiary Stock but Intercable shall have exercised the Control Option and purchased the Control Shares, then Comcast shall pay to BTH an amount equal to the Final Closing Payment together with interest accrued at the Applicable Rate from the Initial Closing Date through the Final Closing Date and BTH agrees that Intercable shall take delivery of the Control Shares and US Cable and Intercable shall hold the Control Shares and other shares of capital stock of the Company owned by US Cable and Intercable including, without limitation, the Class A Shares and any shares of capital stock of the Company acquired by BTH or the BTH Subsidiaries pursuant to Section 2.8, 3.1, 3.8, 4.2 or 5.1(b) of the Shareholders Agreement with funds provided by Comcast, in each case together with any dividends or distributions upon or with respect to such shares (the "Trust Stock") in trust for Comcast's benefit and, to the maximum extent permitted by law, subject to Comcast's direction.

         At such time as either the Trust Stock is sold or disposed of or Comcast is permitted under applicable law to take possession of the Trust Stock, Comcast may at its option elect to either take possession of the Remaining Subsidiary Stock or exchange the shares of Subsidiary Stock which Comcast received in the Initial Closing for all of the shares of capital stock of the Company beneficially owned by BTH and the BTH Subsidiaries (including, if any portion of the Trust Stock shall have been sold or disposed of prior to such exchange, the Net Proceeds of such sale or disposition). Comcast agrees that, if the Trust Stock (including any Net Proceeds) has not been transferred to Comcast or sold or otherwise disposed of by the BTH Subsidiaries at Comcast's direction within one year of the date Intercable consummates the purchase of the Control Shares, Comcast shall direct BTH and the BTH Subsidiaries to transfer either the Remaining Subsidiary Stock or the Trust Stock (including any Net Proceeds) to an independent trustee or other third party designated by Comcast.

         (e) In the event BTH shall have paid $150,000,000 to Comcast pursuant to Section 7.3 hereof, the payments referred to in paragraphs (a), (b), (c) and
(d) above shall be reduced by such amount and all interest on such payments shall be calculated on such reduced amount.

         (f) In the event BTH or Comcast shall be prevented from transferring or receiving title to or possession of any of the Remaining Subsidiary Stock or shares of capital stock of the Company to Comcast, as contemplated in paragraph
(a), (b), (c) or (d) above, the parties shall use their reasonable best efforts to give the parties the benefits they would have received if such shares of the Remaining Subsidiary Stock or shares of capital stock of the Company had been so transferred, including to the extent legally permissible the transfer of shares of the Company and rights held by the BTH Subsidiaries and placing such shares of the capital stock of the BTH Subsidiaries or shares of capital stock of the Company in trust.

                                   ARTICLE IX
                                   TERMINATION

Termination.

         (a) This Agreement may be terminated as follows: (i) by mutual written consent of Comcast and BTH; (ii) by either Comcast or BTH on July 10, 1999, if the Initial Closing or the Simultaneous Closing has not occurred; provided that the right to terminate this Agreement under this Section 9.1(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of or shall have resulted in the failure of the Initial Closing or the Simultaneous Closing to occur on or prior to such date; and (iii) if a statute, rule or regulation is enacted or adopted subsequent to the date of this Agreement but prior to the Initial Closing Date which would have the effect of prohibiting Comcast from purchasing or owning the Control Shares then Comcast may terminate this Agreement and the parties hereto shall have no further obligation to any other party hereto.

         (b) Notwithstanding the foregoing, in the event any injunction, order or similar restraint has been issued by a court of competent jurisdiction (other than by virtue of any suit brought by a party to this Agreement), the termination date referred to in the foregoing clause (a) shall, upon the mutual agreement of the parties, be extended until the earlier of (i) the 10th day after such injunction, order or restraint shall have been dissolved or (ii) the date such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be.

Section 9.2. Effect Of Termination.

         All obligations of the parties hereunder shall cease upon any termination pursuant to this Article IX; provided, however, that (a) the provisions of this Section 9.2 and Sections 13.3, 13.4 and 13.13 shall survive any termination of this Agreement and (b) nothing herein shall relieve any party from any liability for any prior breach of this Agreement.

Section 9.3. Right to Proceed. Subject to Section 7.12, anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in
Article V or Section 8.5 hereof have not been satisfied, Comcast shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder.

                                    ARTICLE X
                  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING

         Survival of Representations, Warranties and Covenants. Each of the representations, warranties, agreements, covenants and obligations of Comcast and BTH set forth herein are material and shall be deemed to have been relied upon by the other party in entering into this Agreement. Each of the representations and warranties set forth herein shall survive until the first anniversary of the Final Closing Date (other than those contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 4.1 and 4.2, which shall survive indefinitely). The expiration of any representation or warranty shall not affect any claim made prior to the date of such expiration. All covenants, agreements and other obligations contained herein not fully performed shall survive the Final Closing and continue thereafter until fully performed. Any investigation, audit or other examination that may have been made or may be made at any time by or on behalf of the party to whom any such representation or warranty is made shall not limit or diminish such representations and warranties, and the parties may rely on the representations and warranties set forth in this Agreement irrespective of any information obtained by them by any investigation, audit or examination or otherwise.

Section 10.2. Regulatory Filings. Each of BTH and the BTH Subsidiaries and Comcast will cooperate to enable the other party to make any and all regulatory filings required with respect to the transactions contemplated hereby (including, by way of example and not of limitation, the filing of tax returns).

                                   ARTICLE XI
                                 INDEMNIFICATION

Indemnification by BTH. BTH agrees to indemnify and hold Comcast and its respective subsidiaries and Affiliates (including, from and after the Initial Closing and the Final Closing, the BTH Subsidiaries) and individuals serving as officers, directors, partners, stockholders or employees thereof (individually a "Comcast Indemnified Party" and collectively the "Comcast Indemnified Parties") harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees and expenses of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) ("Losses") which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

         (a) any breach of any representation, warranty or covenant of BTH or the BTH Subsidiaries under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto or thereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach;

         (b) the reasonable cost of enforcing any of the rights of any Comcast Indemnified Party hereunder; and

         (c) any liabilities or obligations of any nature whatsoever of the BTH Subsidiaries other than, in the event Comcast has not made an election pursuant to Section 8.4(c) to return to BTH the shares of Subsidiary Stock, those liabilities or obligations incurred by the BTH Subsidiaries after the Final Closing.

Section 11.2. Limitations on Indemnification by BTH. Notwithstanding any other provision of this Agreement to the contrary, the right of the Comcast Indemnified Parties to indemnification under Section 11.1 shall be subject to the following provisions:

         (a) BTH shall have no obligation to indemnify a Comcast Indemnified Party under Section 11.1 with respect to any claim for breach of a representation or warranty made after the first anniversary of the Final Closing Date other than a representation or warranty contained in Sections 3.1, 3.2, 3.3, 3.4 and 3.5 (the "Comcast Indemnification Cut-Off Date"); provided, however, that such expiration shall not affect any claim with respect to which notice was given in the manner contemplated by Section 11.5 hereof prior to the Comcast Indemnification Cut-Off Date.

         (b) No indemnification shall be payable pursuant to Section 11.l(a) above to any Comcast Indemnified Party if such claim is based solely upon a breach of a representation and warranty contained in Article III (other than a representation or warranty contained in Sections or 3.2 and 3.3 or breaches of representations of which BTH had Knowledge as of the date of this Agreement), unless and until the total of all such claims for indemnification pursuant to
Section 11.1(a) which are based upon a breach of the representation and warranty, other than a representation and warranty contained in Section 3.2 and
3.3 or breaches of representations of which BTH had Knowledge as of the date of this Agreement, shall exceed $5,000,000 in the aggregate, whereupon the amount of such claims exceeding such $5,000,000 threshold shall be recoverable in accordance with the terms hereof.

         (c) In no event will the aggregate obligations of BTH to the Comcast Indemnified Parties pursuant to Section 11.1(a) for breaches of representations or warranties other than representations and warranties contained in Sections
3.2 and 3.3 and other than those breaches of representations and warranties of which BTH had Knowledge prior to the date of this Agreement exceed $250,000,000. In no event will the aggregate obligations of BTH to the Comcast Indemnified Parties pursuant to Section 11.1(a) for breaches of representations and warranties contained herein exceed $500,000,000.

         (d) Notwithstanding anything to the contrary contained in this Agreement, BTH shall not be liable for any special or consequential damages for breaches of representations or warranties other than those contained in Sections
3.2 and 3.3. Comcast shall be required to take all reasonable steps to mitigate its Losses.

         (e) Notwithstanding anything to the contrary contained in this agreement, to the extent that any Comcast Indemnified Party has been compensated for its Losses from an insurance company or any other third party, BTH's indemnification obligation in respect of any such Losses shall be reduced by an equal amount.

         (f) The obligation of BTH to indemnify the Comcast Indemnified Parties for matters contemplated by Section 7.3 and 8.8 shall be limited to the exclusive remedies set forth herein.

Section 11.3. Indemnification by Comcast. Comcast agrees to indemnify and hold BTH and its respective subsidiaries and Affiliates and individuals serving as officers, directors, partners, stockholders or employees thereof (individually a "BTH Indemnified Party" and collectively the "BTH Indemnified Parties") harmless from and against any Losses which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

         (a) any breach of any representation, warranty or covenant of Comcast under this Agreement, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach;

         (b) the reasonable cost of enforcing any of the rights of the BTH Indemnified Parties hereunder; and

         (c) any Losses incurred by BTH in respect of liabilities of any BTH Subsidiary arising following the consummation of the Final Purchase, if Comcast has not made an election pursuant to Section 8.4(c) to return to BTH the shares of Subsidiary Stock.

Section 11.4. Limitation on Indemnification by Comcast. Notwithstanding the foregoing, the right of the BTH Indemnified Parties to indemnification under
Section 11.3 shall be subject to the following provisions: (a) Comcast shall have no obligation to indemnify a BTH Indemnified Party under Section 11.3 with respect to claim for a breach of a representation or warranty (other than representations and warranties contained in Sections 4.1 and 4.2) which claim is made after the first anniversary of the Final Closing Date (the "BTH Indemnification Cut-Off Date"); provided, however, that such expiration shall not affect any claim with respect to which notice was given in the manner contemplated by Section 11.5 hereof prior to the BTH Indemnification Cut-Off Date.

         (a) In no event will the aggregate obligations of Comcast to the BTH Indemnified Parties pursuant to Section 11.3 exceed $250,000,000.

         (b) No indemnification shall be payable pursuant to Section 11.3 such claim is based upon a breach of representation and warranty, unless and until the total of all such claims for indemnification pursuant to Section 11.3 which are based upon a breach of representation or warranty shall exceed $5,000,000 in the aggregate, whereupon the amount of such claims exceeding such $5,000,000 threshold shall be recoverable in accordance with the terms hereof.

         (c) Notwithstanding anything to the contrary contained in this agreement, Comcast shall not be liable for any special or consequential damages for breaches of representation or warranty. BTH shall be required to take all reasonable steps to mitigate its Losses.

         (d) Notwithstanding anything to the contrary contained in this agreement, to the extent that any BTH Indemnified Party has been compensated for its Losses from an insurance company or any other third party, Comcast's indemnification obligation in respect of any such Losses shall be reduced by an equal amount.

         (e) The obligation of Comcast to indemnify the BTH Indemnified Parties for matters contemplated by Section 8.8 shall be limited to the exclusive remedies set forth therein.

Section 11.5. Notice: Defense of Claims. An indemnified party may make claims for indemnification hereunder by giving written notice thereof to the indemnifying party within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. Within twenty (20) days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within twenty (20) days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The indemnifying party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of each indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party has acknowledged in writing that it is obligated to indemnify the indemnified party for such claim pursuant to this
Article XI and is conducting a good faith and diligent defense and only money damages are at issue. Each indemnified party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include either both the indemnifying party and/or one or more indemnified parties and an indemnified party is advised in writing by counsel to the indemnified party that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, an indemnified party may engage separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a third party claim or liability is given by the indemnifying party, or if a good faith and diligent defense is not being or ceases to be conducted by the indemnifying party or if the claim or liability includes other than money damages, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment. If the third party claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

Section 11.6. No Right of Contribution. After the Initial Closing, neither of BTH nor Comcast shall have any claim for contribution against the BTH Subsidiaries in respect of any liability any such party may have to any BTH Indemnified Party or Comcast Indemnified Party under this Agreement.

                                   ARTICLE XII
                                   DEFINITIONS

         For the purposes of this Agreement, including the Schedules attached hereto, the following terms shall have the following meanings:

         "Affiliate" shall mean with respect to any Person (herein the "first party") (i) any other Person that directly or indirectly controls, or is controlled by, or is under common control with, such first party or (ii) any officer or director of the first party or of any Person described in clause (i) of this sentence. The term "control" as used herein (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to (a) vote fifty percent (50%) or more of the outstanding voting securities of such Person, (b) elect fifty percent (50%) or more of the board of directors or other equivalent committee or group of such Person or (c) otherwise direct the management or policies of such Person by contract or otherwise; provided however, that for purposes of this Agreement; the parties hereto agree that the Company shall be deemed not to be an Affiliate of BTH.

         "Associate" as used herein shall mean with reference to any Person: (i) any corporation or organization of which such Person, or relative or spouse of such Person or relative of a spouse of such Person, is an officer or partner or is, directly or indirectly, the beneficial owner of twenty-five percent (25%) or more of any class of equity securities; (ii) any trust or other estate in which such Person, or relative or spouse of such Person or relative of a spouse of such Person, has a substantial beneficial interest or as to which such Person, or relative or spouse of such Person or relative of a spouse of such Person, serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person or any relative of such spouse of such Person.

         "Applicable Rate" means an interest rate per annum at which deposits in United States dollars appears on page 3750 (or any successor page thereto) of the Dow Jones Telerate Screen for a ninety day period, plus 1%. The Applicable Rate for any period shall be determined as of the Initial Closing Date (or, in the case of a Simultaneous Closing occurring after December 31, 1998 as provided in Section 1.2(a), as of December 31, 1998), and adjusted quarterly on the first business day of each January, April, July and October through the date of any final payment of the Purchase Price, whether on the Final Closing Date, the Simultaneous Closing Date or pursuant to Section 8.8.

         "Claim" shall mean any lien, charge, claim, security interest, assignment, conditional sale agreement, deposit agreement, mortgage, security agreement, option, restriction, charge, deposit, pledge or encumbrance of any kind or nature whatsoever other than under the Securities Act of 1933, as amended.

         "Franchise" means written "franchise" within the meaning of Section 602(8) of the Cable Communications Policy Act of 1984 (47 U.S.C. (ss.)522(9)).

         "Franchising Authority" has the meaning that term is given by Section 602(9) of the Cable Communications Policy Act of 1984 (47 U.S.C. (ss.)522(10)).

         "Intercable Group" means, at any time, the Company and each person that is a Subsidiary of Jones Intercable, Inc., a Colorado corporation at such time.

         "Intercable Group Entity" means, at any time, each Person included in the Intercable Group at such time.

         "Jones/BTH Agreements" means the Shareholders Agreement, the Control Option Agreements, the Shareholders Agreement Assignment and the Option Agreement Assignment.

         "Jones Companies Shareholders Agreements" shall mean that certain Shareholders Agreement among Glenn R. Jones, Jones International, Ltd., Bell Canada International Inc. and Jones Education Networks, Inc. and that certain Shareholders Agreement among Glenn R. Jones, Jones International, Ltd., Bell Canada International Inc. and Jones Entertainment Group, Ltd., each dated as of December 20, 1994.

         "Knowledge" means, with respect to BTH, the actual knowledge of (i) any present director of the Company who was designated by BTH or any of its Affiliates and (ii) of any officer or, employee of BTH or its Affiliates who actively participated in the preparation and negotiation of this Agreement.

         "Material Adverse Effect" with respect to any Person shall be deemed to occur if any event, change or effect, individually or in the aggregate with such other events, changes or effects, has occurred which would reasonably be expected to have a material adverse effect on the business, assets (including intangible assets), liabilities (contingent or otherwise), results of operations, financial condition of such Person and its subsidiaries taken as a whole.

         "Payments" means, (i) with respect to the Fee Letter, any and all payments received by BTH or its Affiliates pursuant to the Fee Letter, and (ii) with respect to the Supply Services Agreement, any and all payments received by BTH or its Affiliates pursuant to the Supply Services Agreement after reducing such amounts for 115% of the actual out-of-pocket expenses incurred by BTH and its Affiliates in connection with the provision of the services required to be rendered by BTH or its Affiliates to the Company under the Supply Services Agreement.

         "Person" shall mean any individual, partnership (general or limited), corporation, limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

         "Subsidiary Stock" means the shares of capital stock of the BTH Subsidiaries.

         "Transfer" shall mean to exchange, sell, assign, transfer, pledge, hypothecate, make gifts of or in any manner whatsoever dispose of or encumber or grant any rights or interests, create any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest, create any other claim or make any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting right, title, interest or possession.

                                  ARTICLE XIII
                                  MISCELLANEOUS

Section 13.1. Further Assurances. BTH shall, and shall cause its Affiliates to, from time to time after the Closing Date, at the request of Comcast and without further consideration, execute and deliver further instruments of transfer and assignment and take such other action as Comcast may reasonably require to fully implement the provisions of this Agreement.

Section 13.2. Counting of Days. Whenever a specified period of days is required to be counted hereunder, in the event that the final day in such specified number of days falls on a date when the banking institutions in the state of New York or Canada are required to be closed, then the final day in such specified number of days shall be deemed to occur on the first day following such day when the banking institutions in the state of New York or Canada are required to be closed.

Section 13.3. Fees and Expenses. The rights and obligations of the parties hereto with respect to fees and expenses are as follows: Comcast shall pay its own expenses incident to the negotiation and consummation of the transactions contemplated by this Agreement and the agreements, instruments and documents contemplated hereby. BTH shall pay its and the BTH Subsidiaries expenses incident to the negotiation and consummation of the transactions contemplated by this Agreement and the agreements, instruments and documents contemplated hereby. BTH and Comcast shall share equally any filing fees required under the HSR Act and any transfer taxes, fees and duties arising by reason of transfer of the Subsidiary Stock.

Section 13.4. Dispute Resolution. All disputes arising in connection with this Agreement, other than disputes involving a request for the granting of an injunction or specific performance, shall be resolved by binding arbitration in accordance with the applicable rules of the American Arbitration Association. The arbitration shall be held in the State of New York before a panel of at least three arbitrators and shall be conducted in accordance with the American Arbitration Association Commercial Arbitration Rules. Comcast and BTH will each be entitled to appoint one of the three panel members and such members shall cooperate to jointly select a third mutually acceptable to both parties.

Section 13.5. Waivers. Any waiver of any terms or conditions or of the breach of any covenant, representation or warranty of this Agreement in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure or delay at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or of any provision hereof; provided, however, that no such waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance.

Section 13.6. Governing Law and Consent to Jurisdiction. (a) This Agreement shall be construed under and governed by the internal laws of the State of New York without regard to its conflict of laws provisions. Each of the parties hereby consents to personal jurisdiction, service of process and venue in the federal or state courts of the State of New York for any claim, suit or proceeding arising under this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. Each of the parties hereby irrevocably consents to the service of process in any such action or proceeding by the mailing by certified mail of copies of any service or copies of the summons and complaint and any other process to such party at the address specified in Section 13.8 hereof. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit or in any other manner permitted by law and shall affect the right of a party to service legal process or to bring any action or proceeding in the courts of other jurisdictions.

         (b) Each of the parties hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, any Jones/BTH Agreement, the Jones Companies Shareholders Agreement or the actions of any party in the negotiation, performance or enforcement hereof or thereof.

Section 13.7. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon transmission with electronic confirmation of delivery, or if sent by registered or certified mail postage prepaid, upon the sooner of the date on which receipt is acknowledged or the expiration of five days after deposit in United States post office facilities properly addressed with postage prepaid or if sent by overnight courier, the day after delivery of such notice to such courier. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

To BTH:

                           BCI Telecom Holding Inc.
                           1000, rue de la Gauchetiere Ouest
                           Bureau 1100
                           Montreal (Quebec) Canada H3B 4Y8
                           Attention:  Chief Financial Officer
                           Facsimile No. (514) 392-2262
                           Telephone No. (514) 392-2260

With a copy to:

                           BCI Telecom Holding Inc.
                           1000, rue de la Gauchetiere Ouest
                           Bureau 1100
                           Montreal (Quebec) Canada H3B 4Y8
                           Attention: Corporate Secretary
                           Facsimile No. (514) 392-2342
                           Telephone No. (514) 392-2340

To Comcast:

                           Comcast Corporation
                           1500 Market Street
                           Philadelphia, PA 19102
                           Attention:  President
                           Facsimile No:  (215) 981-7790
                           Telephone No. (215) 981-7501

with a copy to:
                           Comcast Corporation
                           1500 Market Street
                           Philadelphia, PA  19102-2148
                           Attention:  General Counsel
                           Facsimile No:  (215) 981-7794
                           Telephone No. (215) 981-7510

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

Section 13.8. Entire Agreement. This Agreement, including the Schedules and Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby including without limitation the Jones/Comcast Agreement, the Option Agreements and the Shareholders Agreement (as amended by Agreement and Amendment No. 1 to Shareholders Agreement), is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement and the transactions contemplated hereby which were relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings.

Section 13.9. Assignability; Binding Effect. This Agreement or any of the obligations or rights hereunder (a) may not be assigned or delegated by Comcast without the prior written consent of BTH, other than an assignment and/or delegation to an Affiliate of Comcast provided that Comcast shall remain obligated to pay the Purchase Price and to indemnify BTH pursuant to Section 11.3, and (b) may not be assigned by BTH or the BTH Subsidiaries without the prior written consent of Comcast. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

Section 13.10. Captions and Gender. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

Section 13.11. Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may (a) be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document, and (b) executed by facsimile.

Section 13.12. Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by Comcast, BTH and the BTH Subsidiaries or in the case of a waiver, the party waiving compliance.

Section 13.13. Publicity and Disclosures. No press releases or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior Knowledge and written consent of Comcast, BTH and the BTH Subsidiaries which consent shall not be unreasonably withheld, except as is otherwise required by applicable laws, rules and regulations (including, without limitation, the HSR Act, the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder).

Section 13.14. Equitable Relief. Each party hereto expressly acknowledges that damages alone will be an inadequate remedy for any breach or violation by them of any of the provisions of this Agreement, and the opposing party, in addition to all other remedies hereunder or thereunder, shall be entitled, as a matter of right, to injunctive relief, including specific performance with respect to any such breach or violation, in any court of competent jurisdiction.

Section 13.15. Severability. The invalidity of any term or terms of this Agreement shall not invalidate or otherwise affect any other term of this Agreement which shall remain in full force and effect.

Section 13.16. Surety of Payment. Within thirty days of the date of this Agreement BTH shall either have posted a letter of credit securing its obligations under Sections 7.3 and 8.8 or have obtained a guaranty by BCE, Inc., the parent company of BTH, of Comcast's right to collect sums from BTH under Sections 7.3(e), 8.2(b) and 8.8.

Section 13.17. Miscellaneous. In the event BTH acts in accordance with Comcast's Notice of Preference delivered or deemed to have been delivered pursuant to
Section 7.3(e), then any such acts or their direct effects shall not result in BTH having breached a representation, warranty or covenant contained in this Agreement.

                  IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.


                                     BCI TELECOM HOLDING INC.


                                     By:____________________________________
                                     Name:
                                     Title:


                                     COMCAST CORPORATI



                                     By:____________________________________
                                     Name:
                                     Title:



                                     BTH (U.S. CABLE) LIMITED


                                     By:____________________________________
                                     Name:
                                     Title:


                                     BTH (INTERCABLE) LIMITED


                                     By:____________________________________
                                     Name:
                                     Title:

                                  SCHEDULE 3.10

                  1. Organization and Standing of the Company. The Company and each of its subsidiaries, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. The Company and each of its subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company. The Company and each of its subsidiaries is not in default in the performance, observance or fulfillment of any provision of their respective certificate of incorporation or by-laws.

                  2. Organizational Documents. The certificate of incorporation and bylaws of the Company are as set forth in Exhibits 3.1-3.4 to the Company's Form 10-K for the fiscal year ended December 31, 1997, as filed with the SEC and have not been amended, modified, or rescinded and they remain in full force and effect.

                  3. Capitalization. As of February 20, 1998, the Company's authorized capital stock consisted solely of (a) 60,000,000 shares of Class A Stock, of which (i) 35,578,398 shares were issued and outstanding, and (ii) 1,353,083 shares were reserved for issuance upon the exercise of outstanding options, and no other shares were reserved for issuance for any other purposes; and (b) 5,550,000 shares of Common Stock of which 5,113,021 shares were issued and outstanding, and no shares were reserved for issuance for any purpose. Since February 20, 1998 through the date of the Agreement and through the Initial Closing Date, there have been no increases to any of the foregoing amounts other than increases in the number of shares of Class A Stock outstanding by reason of the exercise of the foregoing options, which exercise has reduced the number of shares of Class A Stock reserved for issuance pursuant to options by a corresponding amount. Since the date of the Agreement, there have been no additional issuances of shares of Class A Stock or Common Stock other than issuances of Class A Stock upon exercises of stock options outstanding on the date of this Agreement. Except for the stock options described in the preceding sentence, since the date of the Agreement there have been no subscriptions, options, warrants, or other rights, convertible securities, agreements, arrangements, or commitments of any character relating to the issued or unissued capital stock of the Company to which the Company or any of its subsidiaries is a party, or by which any of their properties are bound or affected, or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company.

                  4. Public Filings. Since December 31, 1995, the Company has timely filed all material forms, reports, and documents (the "Company Public Reports") required to be filed with the SEC and the National Association of Securities Dealers and other US federal or state securities law authorities, exchanges or self-regulatory bodies (the "Securities Authorities") prior to the Initial Closing Date. The Company Public Reports (including, without limitation, any financial statements or schedules included therein) filed on or prior to the Initial Closing Date (i) have been prepared in compliance with the requirements of applicable law, and (ii) did not at the time of filing (or, if amended, supplemented, or superseded by a filing prior to the Initial Closing Date, on the date of that filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  5. Financial Statements. Each of the consolidated financial statements contained in the Company Public Reports filed on or prior to the Initial Closing Date and the Company's audited consolidated financial statements for the years ended December 31, 1997, 1996 and 1995 and the quarter ended March 31, 1998 (together, the "Financial Statements") (including, in each case, any related notes thereto) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each of them present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries at their respective dates and the consolidated results of their operations and cash flows for the periods indicated, except that unaudited interim financial statements included in any quarterly reports may have been subject to normal and recurring year-end adjustments that were not expected to be material in amount.

                                  Schedule 7.3


1. The purchase of the following assets by Jones or a Jones Entity at a price equal to the fair market value (determined by appraisal) of such assets:

                  (i) that certain real estate located on Lot 1, Jones Intercable's Headquarters, according to the recorded plot thereof, County of Anapahoe, State of Colorado and the Panorama Falls Office Building.


                  (ii) the Company's equity interest in each of Jones Futurex, Inc., Jones Global Group and Jones Customer Service Management LLC


                  (iii) all of the Company's interest in the "Jones Spacelink" tradename.


2. The assumption by the Jones Entities of the Company's rights and obligations under that certain lease dated, December 23, 1997, by and between the Company and PNC Leasing Corp. ("Lessor") relating to the aircraft presently leased by the Company and the release by the Lessor of the Company from such lease.

3. The amendment of (i) that certain lease, dated November 30, 1989, by and between the Company and Jones Properties, Inc. (the "Lease") (a) providing the Company with a right to terminate the Lease upon (x) vacating the entire premises which are subject to the Lease and occupied by the Company with the intention not to re-occupy such leased premises and (y) the payment by the Company to Jones Properties, Inc. of an amount determined pursuant to section 27(a)(v) of such Lease (without the offset for fair market rental value of such premises provided in such section calculated until the end of the stated term of such lease, June 30, 2000, and (b) prohibiting the Company from subleasing the premises to any person other than Jones, through the stated term of such lease, and (ii) any subleases relating to the premises providing that such subleases automatically terminate upon the termination of the Lease and relieving the Company of any further obligations under such sublease following such termination.

4. The adoption of a Severance Plan for certain associates of the Intercable Group Entities located in Denver, Colorado, and Lanham, Maryland. Amounts payable under the plan shall be in cash and shall not exceed $32,000,000 in the aggregate, of which not more than $14,000,000 shall be non-deductible by the Company from its income under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

All such severance payments shall, as a condition to payment, require that the recipient be an employee of the Company at all times from the date hereof to the date which is 90 days after the Closing Date unless such employee is terminated without cause prior to the expiration of such 90-day period. Jones shall not be a recipient of any such severance payments.

                                   SCHEDULE F


                                  Owned Systems


FRANCHISES HELD BY
JONES INTERCABLE, INC.

Panama City Beach, Florida System

         City of Panama City Beach

Oxnard, California System

         City of Oxnard



FRANCHISES HELD BY
JONES COMMUNICATIONS OF MARYLAND, INC.

Prince George's County System:

         North Prince George's County

         South Prince George's County

         City of Bowie


Chesapeake Bay Group (including Annapolis,
Anne Arundel County and
Charles County Systems):

         Anne Arundel County

         City of Annapolis

FRANCHISES HELD BY
JONES COMMUNICATIONS OF
GEORGIA/SOUTH CAROLINA, INC.

Savannah System:

         Chatham County

         City of Savannah

FRANCHISES HELD BY
JONES COMMUNICATIONS OF VIRGINIA, INC.

Alexandria System:

         City of Alexandria

Prince William Group (including
Dale City, Reston and
Manassas Systems):

         Fairfax County (Reston)

         City of Manassas

FRANCHISES HELD BY
JONES COMMUNICATIONS OF ARIZONA, INC.

Pima County System:

         Town of Oro Valley


FRANCHISES HELD BY
JONES COMMUNICATIONS OF MISSOURI, INC.

Independence System:

         City of Olathe, KS

         City of Raytown

FRANCHISES HELD BY
JONES COMMUNICATIONS OF NEW MEXICO, INC.

Albuquerque System:

         City of Albuquerque


FRANCHISES HELD BY
JONES OF WISCONSIN, INC.

Manitowoc System:

         City of Manitowoc


                                 Managed Systems


FRANCHISES HELD BY
CABLE TV FUND 14-A, Ltd.

Calvert County System:

         Calvert County

Naperville System

         City of Naperville


FRANCHISES HELD BY
JONES GROWTH PARTNERS, L.P.

Wheaton System

         City of Wheaton

         Village of Addison

FRANCHISES HELD BY
IDS/JONES JOINT VENTURE PARTNERS

Aurora System

         City of Aurora


FRANCHISES HELD BY
CABLE TV FUND 12-BCD VENTURE

Palmdale and Littlerock Systems:

         Los Angeles County

         City of Lancaster

         City of Palmdale

FRANCHISES HELD BY
JONES CABLE INCOME FUND 1-A, LTD.

Owatonna/Glencoe System

         City of Owatonna

FRANCHISES HELD BY
CABLE TV FUND 12-A, LTD.

Cook County/Orland Park System

         Village of Mundelein

FRANCHISES HELD BY
CABLE TV FUND 15-A, LTD.

South Suburban System

         Village of Lansing